Recording requested by:
And when recorded mail to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attention: Peter C. Kelley, Esq.

FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS
THIS FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Deed of Trust”) is given as of July 27, 2012, by CHSP DENVER LLC, a Delaware limited liability company (“Grantor”), to the PUBLIC TRUSTEE OF THE (CITY AND) COUNTY OF DENVER, COLORADO (“Trustee”), for the use and benefit of WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas corporation (together with its successors and assigns, “Beneficiary”).
Article 1

PARTIES, PROPERTY, AND DEFINITIONS
The following terms and references shall have the meanings indicated:
1.1    Association: The Condominium Association and any other association formed or constituted at any time under the Condominium Documents or Master Declaration Documents.
1.2    Beneficiary: The Beneficiary named in the introductory paragraph of this Deed of Trust, whose legal address is c/o AIG Asset Management (U.S.), LLC, 1999 Avenue of the Stars, 38th Floor, Century City, Los Angeles, California 90067‑6022, together with any future holder of the Note.
1.3    Business Day: Any day that is not a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State.
1.4    Cash Collateral Agreement: The Cash Collateral Agreement of even date herewith among Grantor, Operating Lessee, and Beneficiary, and acknowledged and agreed to by the “Servicer” referenced therein.

1.5    Certificate Concerning Governing Documents: That certain Certificate Concerning Governing Documents of even date herewith made by Grantor and Recourse Carve-Out Guarantor to Beneficiary.
1.6    Certificate Concerning Management Agreement: That certain Certificate Concerning Management Agreement of even date herewith made by Grantor, Operating Lessee, and Recourse Carve-Out Guarantor to Beneficiary.
1.7    Chattels: All goods, fixtures, inventory, furniture, furnishings, equipment, building and other materials, supplies, and other tangible personal property of every nature, whether now owned or hereafter acquired by Grantor, used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.
1.8    Condominium Association: The “Association” formed and constituted pursuant to the Condominium Documents from time to time.
1.9    Condominium Documents: Collectively, that certain Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center, Denver, Colorado, dated as of July 15,1981, by and between Denver Energy Center Hotel Partnership, a Colorado limited partnership and Energy Center III Venture, a Colorado partnership, and recorded July 31, 1981, in Book 2422 at Page 558 of the records in the Office of the Clerk and Recorder of the County of Denver, State of Colorado (the “Recording Office”), as amended by that certain First Amendment to Condominium Declaration, dated as of May 24, 2007, and recorded May 29, 2007 as Document 2007083600 of the records of the Recording Office (collectively, the “Declaration”), together with the Articles of Incorporation and Bylaws of AT-MH Association, dated as of October 24, 1981.
1.10    Controlling Persons: Collectively, (a) if Grantor is a partnership or joint venture, all general partners or joint venturers of Grantor, (b) Recourse Carve-Out Guarantor, (c) any other party directly or indirectly liable for payment of the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner, or otherwise, and (d) any successor to any of the foregoing.
1.11    Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.
1.12    Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith made by Grantor, Operating Lessee and Recourse Carve-Out Guarantor for the benefit of Beneficiary.
1.13    ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.
1.14    Event of Default: As defined in Article 6.

1.15    Grantor: The Grantor named in the introductory paragraph of this Deed of Trust (Organizational I.D. No./Secretary of State File No. 5016065), whose legal address is c/o Chesapeake Lodging Trust, 1997 Annapolis Exchange Parkway, Suite 410, Annapolis, Maryland 21401, together with any future owner of the Property or any part thereof or interest therein.
1.16    Ground Lease: Each of the Primary Leases as defined in the Leasehold Addendum attached and made a part of this Deed of Trust.
1.17    Ground Rent: means the rent and other fees, amounts and charges required to be paid by Grantor, as lessee or tenant, under the Ground Leases.
1.18    Insurance Agreement: The Agreement Concerning Insurance Requirements of even date herewith executed by Grantor for the benefit of Beneficiary.
1.19    Intangible Personalty: All of Grantor’s right, title and interest in and to the following: the right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, deposit accounts, letter of credit rights, investment property, monies in the possession of Beneficiary (including, without limitation, proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights under the Contracts, rights under the Management Agreement, rights under any franchise agreement, license agreement or royalty agreement, and rights to receive insurance proceeds), and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Grantor’s ownership, use, operation, leasing, or sale of all or any part of the Property, specifically including but in no way limited to any right which Grantor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred.
1.20    Lease Certificate: That certain Certificate Concerning Leases and Financial Condition of even date herewith made by Grantor and Recourse Carve-Out Guarantor to Beneficiary concerning the Leases and financial condition of the Property.
1.21    Leases: Any and all leases, subleases and other agreements, including, without limitation, the Operating Lease, under the terms of which any person other than Grantor has or acquires any right to occupy or use the Property, or any part thereof.
1.22    Loan: The loan from Beneficiary to Grantor evidenced by the Note.
1.23    Loan Documents: The Note, all of the deeds of trust, mortgages and other instruments and documents securing or executed and delivered in connection with the Note, including this Deed of Trust, the Insurance Agreement, the Environmental Indemnity Agreement, the Guaranty Agreement, the Cash Collateral Agreement, the Certificate Concerning Governing Documents, the Certificate Concerning Plettner Ground Lease, the Lease Certificate, the Certificate Concerning Management Agreement, the Subordination of Management Agreement and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all modifications, extensions, renewals, and replacements of each document referred to above.
1.24    Management Agreement: That certain Denver Energy Center Hotel Management Agreement more particularly described in the Certificate Concerning Management Agreement, pursuant to which Marriott International, Inc. manages the Property, and any replacement or other management agreement entered into by Grantor or Operating Lessee with the approval (or deemed approval) of Beneficiary given in accordance with to this Deed of Trust and, if applicable, the Operating Lessee Deed of Trust.
1.25    Manager: Marriott International, Inc., and any other manager under a Management Agreement.
1.26    Master Declaration Documents: Master Declaration of Covenants Easements Rights and Restrictions dated as of July 15, 1981, by and among Energy Center I Venture, a Colorado partnership, Denver Energy Center Hotel Partnership, a Colorado limited partnership and Energy Center III Venture, a Colorado partnership; and First Amendment to Master Declaration of Covenants Easements Rights and Restrictions, dated as of June 30, 1995, by The Prudential Insurance Company of America, a New Jersey corporation.
1.27    Note: Grantor’s promissory note of even date herewith, payable to the order of Beneficiary in the principal face amount of $70,000,000, with a stated maturity date of August 1, 2042, together with all renewals, extensions and modifications of such promissory note. All terms and provisions of the Note are incorporated by this reference in this Deed of Trust.
1.28    Operating Lease: That certain Lease Agreement, dated as of October 3, 2011, by and between Grantor, as lessor, to Operating Tenant, as lessee, as the same may be amended, modified, supplemented, replaced or amended and restated from time to time, pursuant to which Grantor has leased the entire Property to Operating Lessee.
1.29    Operating Lessee: CHSP TRS Denver LLC, a Delaware limited liability company, and its successors and assigns as lessee under the Operating Lease.
1.30    Operating Lessee Deed of Trust: That certain Leasehold Deed of Trust, Security Agreement, Fixture Filing, Financing Statement, and Assignment of Leases and Rents of even date herewith, given by Operating Lessee in favor of Beneficiary.
1.31    Operating Lessee Documents: The Operating Lessee Deed of Trust, the Repayment Guaranty, the Certificate Concerning Management Agreement, the Operating Lease Subordination Agreement, and any and all other documents now or hereafter executed by Operating Lessee in connection with the Loan or the Repayment Guaranty, including, without limitation, any and all Loan Documents to which Operating Lessee is a party.
1.32    Operating Lease Subordination Agreement: That certain Subordination Agreement, of even date herewith, by and among, Grantor, Operating Lessee and Beneficiary.

1.33    Permits: All permits, licenses, certificates, franchises and authorizations necessary or desirable for the development, ownership, use, occupancy, operation and maintenance of the Property and the conduct of the business of Grantor, including, without limitation, any and all alcoholic beverage and liquor sales licenses
1.34    Permitted Exceptions: All of the following: (i) the matters (excluding matters of survey) set forth in Schedule B-I of the title insurance policy insuring the lien created by this Deed of Trust, in form and substance satisfactory to, and accepted by, Beneficiary, that Grantor has caused to be delivered to Beneficiary in connection with the Loan, (ii) liens for taxes, assessments and similar governmental charges that are not yet due and payable or are being contested in good faith by Grantor in accordance with Section 4.4 of this Deed of Trust, (iii) liens and claims of liens by contractors, subcontractors, mechanics, laborers, and materialmen that do not remain as a lien against the Property for more than thirty (30) days (or that are bonded over to Beneficiary’s reasonable satisfaction within such thirty (30) day period) or are being contested in good faith by Grantor in accordance with Section 4.9 of this Deed of Trust, (iv) liens securing equipment financing that are not prohibited under the terms of Section 4.27(a)(4) of this Deed of Trust, (v) the Operating Lease and any other Lease entered into in accordance with the terms of the Loan Documents, (vi) the rights to use the Property granted to guests and others in the ordinary course of the business of operating a hotel, (vii) any rights of Manager under the Management Agreement, and (viii) such other title matters approved by Beneficiary from time to time in writing in its sole and absolute discretion.
1.35    Property: All of Grantor’s right, title and interest in and to the tract or tracts of land described in Exhibit A attached, together with all of Grantor’s right, title and interest in and to the following:
(a)    All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;
(b)    All of Grantor’s right, title and interest in and to any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;
(c)    All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;
(d)    All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Grantor and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;
(e)    All of Grantor’s right, title and interest in and to all minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;

(f)    All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;
(g)    All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;
(h)    All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property; and
(i)    All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor.
1.36    Recourse Carve-Out Guarantor: Chesapeake Lodging, L.P., a Delaware limited partnership.
1.37    Recourse Carve-Out Guaranty Agreement: The Guaranty Agreement of even date herewith made by Recourse Carve-Out Guarantor for the benefit of Beneficiary.
1.38    Repayment Guaranty Agreement: The Repayment Guaranty Agreement of even date herewith made by Operating Lessee for the benefit of Beneficiary, which Repayment Guaranty Agreement is secured by the Operating Lessee Deed of Trust.
1.39    Secured Obligations: All present and future obligations of Grantor to Beneficiary evidenced by or contained in the Note, the Environmental Indemnity Agreement, this Deed of Trust and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form. If the maturity of the Note secured by this Deed of Trust is accelerated, the Secured Obligations shall include an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium to be included in the Secured Obligations shall be equal to one hundred fifty percent (150%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration, as if prepayment were permitted on such date.

1.40    State: The State in which the Property is located.
1.41    Subordination of Management Agreement: That certain Subordination, Non-Disturbance and Attornment Agreement dated as of the date hereof, by and among Grantor, Operating Lessee, Beneficiary and the Manager.
1.42    Trustee: The Trustee named in the introductory paragraph of this Deed of Trust.
1.43    Uniform System of Accounts. The Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, as adopted by the American Hotel and Motel Association, as amended or supplemented from time to time.
ARTICLE 2

GRANTING CLAUSE
2.1    Grant to Trustee. As security for the Secured Obligations, Grantor hereby grants, bargains, sells, warrants and conveys the Property to Trustee, in trust, with power of sale, for the use and benefit of Beneficiary, and subject to all provisions hereof.
2.2    Security Interest to Beneficiary. As additional security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or Intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the state in which the Property is located (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Deed of Trust pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Deed of Trust but shall be in addition thereto:
(a)    The Collateral shall be used by Grantor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Grantor’s own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Property;
(b)    The Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code) except as permitted pursuant to this Deed of Trust; and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;

(c)    No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office (except for any such financing statements that are being released in connection with the closing of the Loan); and Grantor will, at its cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;
(d)    The terms and provisions contained in this Section and in Section 7.6 of this Deed of Trust shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and
(e)    This Deed of Trust constitutes a financing statement under the Code with respect to the Collateral. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. The filing of this Deed of Trust in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Deed of Trust. Grantor is the “Debtor” and Beneficiary is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Deed of Trust constitutes a financing statement.
ARTICLE 3

GRANTOR’S REPRESENTATIONS AND WARRANTIES
3.1    Warranty of Title. Grantor represents and warrants to Beneficiary that:
(f)    Grantor has good and marketable fee simple and leasehold title to the Property, and such fee simple and leasehold title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(g)    Grantor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(h)    This Deed of Trust is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions; and
(i)    Grantor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular of the property and property interests granted and conveyed pursuant to this Deed of Trust, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.
3.2    Due Authorization.    Grantor represents and warrants to Beneficiary that the execution, delivery and performance of this Deed of Trust has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Grantor. Grantor represents that Grantor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Deed of Trust.
3.3    Other Representations and Warranties. Grantor represents and warrants to Beneficiary as of the date hereof as follows:
(a)    Grantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Grantor is duly authorized to transact business in and is in good standing under the laws of the State of Colorado. The sole Controlling Person of Grantor is Recourse Carve-Out Guarantor.
(b)    The execution, delivery and performance by Grantor of the Loan Documents are within Grantor’s power and authority and have been duly authorized by all necessary action;
(c)    This Deed of Trust is, and each other Loan Document to which Grantor or Recourse Carve-Out Guarantor is a party will, when delivered hereunder, be valid and binding obligations of Grantor and Recourse Carve-Out Guarantor enforceable against Grantor and Recourse Carve-Out Guarantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;
(d)    The execution, delivery and performance by Grantor and Recourse Carve-Out Guarantor of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Grantor or any Controlling Person and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties;
(e)    The execution, delivery and performance by Grantor and Recourse Carve-Out Guarantor of the Loan Documents does not contravene any applicable law;
(f)    No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Grantor and Recourse Carve-Out Guarantor of any of the Loan Documents or the effectiveness of any assignment of any of Grantor’s rights and interests of any kind to Beneficiary;
(g)    No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;

(h)    Neither Grantor nor any Controlling Person has made any assignment for the benefit of creditors, nor has Grantor or any Controlling Person filed, or had filed against it, any petition in bankruptcy;
(i)    There is no pending or, to the best of Grantor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Grantor, any Controlling Person or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;
(j)    Grantor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;
(k)    Access to and egress from the Property are available and provided by public streets, and Grantor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;
(l)    All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and cable television facilities;
(m)    The Property is located in a zoning district designated “D-C” Downtown Core District within the “UO-1” Adult Use Overlay 1, by the City of Denver, Colorado. Such designation permits the development, use and operation of the Property as it is currently operated as a permitted, and not as a non-conforming use. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;
(n)    There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Grantor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exceptions affecting the Property;
(o)    Grantor and each Controlling Person has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;
(p)    Grantor has not received any notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;

(q)    Neither Grantor nor any Controlling Person is in default, in any manner which would materially and adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;
(r)    Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct list of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Grantor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;
(s)    There are no options, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;
(t)    There exists no leasing or sales brokerage agreement with respect to any part of the Property;
(u)    Except as otherwise disclosed to Beneficiary in writing prior to the date hereof, (i) there are no contracts presently affecting the Property to which Grantor or Borrower is a party or bound (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Grantor (without penalty) on thirty (30) days’ notice (excluding, however, the Management Agreement, the Operating Lease, the Permitted Exceptions, the Condominium Documents, and the Master Declaration Documents); (ii) Grantor has heretofore delivered to Beneficiary true and correct copies of each of the Contracts together with all amendments thereto; (iii) Grantor is not in material default of any obligations under any of the Contracts; and (iv) the Contracts represent the complete agreement between Grantor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Grantor. Grantor is not in default under any of the Contracts and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts;
(v)    Grantor has obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as a hotel, as it is currently being operated. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Grantor has made or will make application for renewals of any of the Permits prior to the expiration thereof;
(w)    All insurance policies held by Grantor relating to or affecting the Property are in full force and effect. Grantor has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Grantor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;

(x)    Provided that none of the funds used to fund the Loan are considered for any purpose of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, to be assets of a plan or other arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, neither the making of the Loan nor the exercise by Beneficiary of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA;
(y)    The Management Agreement is in full force and effect and there is no breach or default thereunder by Grantor or Operating Lessee, or to the best knowledge of Grantor, by any other party thereto, and no event has occurred that, with the passage of time and/or the giving of notice would constitute a breach or default thereunder by Grantor or Operating Lessee, or to the best knowledge of Grantor, by any other party thereto;
(z)    Grantor has delivered to Beneficiary copies of all liquor licenses in effect with respect to the Property relating to the serving of alcoholic beverages, and all such liquor licenses necessary for the servicing of alcoholic beverages at the Property are (a) in the name of Manager, and (b) in full force and effect.
(aa)    There are no collective bargaining agreements or similar agreement in effect with respect to Grantor, Operating Lessee, or the Property; and
(bb)    Grantor’s exact legal name is correctly set out in the introductory paragraph of this Deed of Trust. Grantor’s organizational identification number is correctly set forth in the definition of “Grantor” set forth in Article 1 hereof. Grantor’s location (as such term is used in Section 5.8 hereof) is the State of Delaware.
3.4    Continuing Effect. Grantor shall be liable to Beneficiary for any damage suffered by Beneficiary if any of the foregoing representations are inaccurate as of the date hereof, regardless when such inaccuracy may be discovered by, or result in harm to, Beneficiary.
ARTICLE 4

GRANTOR’S AFFIRMATIVE COVENANTS
4.1    Payment of Note. Grantor will pay all principal, interest, and other sums payable under the Note, on the date when such payments are due, without notice or demand.
4.2    Performance of Other Obligations. Grantor will promptly and strictly perform and comply with all other covenants, conditions, and prohibitions required of Grantor by the terms of the Loan Documents.
4.3    Other Encumbrances. Grantor will promptly and strictly perform and comply with all covenants, conditions, and prohibitions required of Grantor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4    Payment of Taxes, Ground Rent and Common Charges.
(a)    Property Taxes, Ground Rent and Common Charges. Unless Grantor is depositing with Beneficiary the amounts required pursuant to Section 4.4(b), Grantor will pay or cause to be paid, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Grantor’s interest and estate in the Property, the Chattels, or the Intangible Personalty, all Ground Rent, and all common area or similar charges or assessments payable by Grantor pursuant to the Condominium Documents or Master Declaration Documents or imposed by any Association (“Common Charges”). At Beneficiary’s option, exercisable at any time after Grantor has failed to pay any taxes or assessments relating to the Property on or prior to the respective due date therefor, Beneficiary may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Grantor. Grantor shall provide Beneficiary with reasonably satisfactory evidence of the payment of all such taxes and assessments, general or special, which may be levied or imposed at any time against Grantor’s interest and estate in the Property, the Chattels, or the Intangible Personalty within ten (10) days following any such payment.
(b)    Deposit for Taxes, Ground Rents and Common Charges. On or before the date hereof, Grantor shall deposit with Beneficiary an amount that, when taken together with the monthly deposits required by Beneficiary pursuant to the next complete sentence of this Section 4.4(b), will equal the amount which Beneficiary estimates will be required in order to have sufficient funds on hand to make the next payment of taxes, assessments, and similar governmental charges referred to in this Section, all Ground Rent, and all Common Charges. Thereafter with each monthly payment under the Note, Grantor shall deposit with Beneficiary an amount equal to 1/12th of the amount which Beneficiary estimates will be required to pay the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section, all Ground Rent, and all common area or similar charges or assessments payable by Grantor pursuant to the Condominium Documents or Master Declaration Documents or imposed by any Association. The purpose of these provisions is to provide Beneficiary with sufficient funds on hand to pay all such taxes, assessments, and other governmental charges thirty (30) days before the date on which they become past due, and to pay all Ground Rent and all common area or similar charges or assessments payable by Grantor pursuant to the Condominium Documents or Master Declaration Documents or imposed by any Association prior to the date on which they become past due. If the Beneficiary, in its sole discretion, determines that the funds reserved hereunder are, or will be, insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by Beneficiary. Provided no Default or Event of Default exists hereunder, Beneficiary will apply the amounts so deposited to the payment of such taxes, assessments, and other charges, Ground Rent, and all common area or similar charges or assessments payable by Grantor pursuant to the Condominium Documents or Master Declaration Documents or imposed by any Association, when due, but in no event will Beneficiary be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Beneficiary’s own funds. Notwithstanding the foregoing to the contrary, if and to the extent that Beneficiary determines, in its reasonable judgment, that (i) reserves for the payments of such items of taxes, assessments, and other charges, Ground Rent, and all common area or similar charges or assessments payable by Grantor pursuant to the Condominium Documents or Master Declaration

Documents or imposed by any Association, are being maintained by the Manager pursuant to the Management Agreement in amounts sufficient for the payment of all such items when due, and (ii) the applicable items are being paid on a current basis by Manager or Grantor, then Beneficiary shall not require the deposits contemplated under this Section 4.4(b) to be made (if reserves for all such items are being maintained by Manager pursuant to the Management Agreement), or shall reduce the deposits to be made with Beneficiary pursuant to this Section 4.4(b) accordingly.
(c)    Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note, against Beneficiary, or against any interest of Beneficiary in any real or personal property encumbered hereby, Grantor will pay such tax, assessment, or other charge before delinquency and will indemnify Beneficiary against all loss, expense, or diminution of income in connection therewith. In the event Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing so, then the Note will, at Beneficiary’s option, become due and payable in full upon thirty (30) days’ notice to Grantor and Operating Lessee (without the payment of any prepayment premium).
(d)    Right to Contest. Notwithstanding any other provision of this Section, Grantor will not be deemed to be in default solely by reason of Grantor’s failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary’s judgment, each of the following conditions is satisfied:
(i)    Grantor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and
(ii)    Grantor’s payment of such tax, assessment, or charge would necessarily and materially prejudice Grantor’s prospects for success in such proceedings; and
(iii)    Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and
(iv)    Grantor deposits with Beneficiary, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Beneficiary estimates are likely to become payable if Grantor’s contest is unsuccessful.
If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) days after Beneficiary gives notice of such determination.

4.5    Maintenance of Insurance.
(a)    Coverages Required. Grantor shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations satisfactory to Beneficiary, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in the Insurance Agreement.
(b)    Renewal Policies. Not less than thirty (30) days prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Grantor will deliver to Beneficiary an appropriate renewal policy (or a certified copy thereof), together with evidence satisfactory to Beneficiary that the applicable premium has been prepaid.
(c)    Deposit for Premiums. On or before the date hereof, Grantor shall deposit with Beneficiary an amount equal to 1/12th of the amount which Beneficiary estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Grantor will deposit an amount equal to 1/12th of the amount which Beneficiary estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Beneficiary with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If the Beneficiary, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Grantor shall upon demand pay such additional sums as Beneficiary shall determine necessary and shall pay any increased monthly charges requested by Beneficiary. Provided no Default or Event of Default exists hereunder, Beneficiary will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Beneficiary be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Beneficiary’s own funds. Notwithstanding the foregoing to the contrary, if and to the extent that Beneficiary determines, in its reasonable judgment, that (i) reserves for the payments of such insurance premiums are being maintained by the Manager pursuant to the Management Agreement in amounts sufficient for the payment of all such items when due, and (ii) the applicable items are being paid on a current basis by Manager or Grantor, then Beneficiary shall not require the deposits contemplated under this Section 4.5(c) to be made (if reserves for all such items are being maintained by Manager pursuant to the Management Agreement), or shall reduce the deposits to be made with Beneficiary pursuant to this Section 4.5(c) accordingly.
(d)    Application of Hazard Insurance Proceeds. Grantor shall promptly notify Beneficiary of any material damage or casualty (i.e., any damage or casualty where the costs of restoration, repair and replacement could reasonably be anticipated to exceed $250,000) to all or any portion of the Property or Chattels. Beneficiary may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Beneficiary’s sole discretion, compromise or settle, in the name of Beneficiary, Grantor, or both any claim for any such insurance proceeds. Any such insurance proceeds shall be paid to Beneficiary and shall be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Beneficiary with respect to an insured casualty may, in Beneficiary’s sole discretion, either (i) be retained and applied by Beneficiary toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Grantor. Notwithstanding the preceding sentence, if (A) no Default or Event of Default shall exist hereunder, and (B) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, then Beneficiary shall apply such proceeds as provided in clause (ii) of the preceding sentence. Beneficiary will have no obligation to see to the proper application of any insurance proceeds paid over to Grantor, nor will any such proceeds received by Beneficiary bear interest or be subject to any other charge for the benefit of Grantor. Beneficiary shall, prior to the application of insurance proceeds, hold such proceeds in a separate account and may not commingle them with Beneficiary’s own funds. Notwithstanding anything contained herein to the contrary, insurance proceeds shall be released by Beneficiary for the repairs, restoration and replacements necessitated by the applicable casualty if and to the extent required pursuant to the terms of the Condominium Documents and/or the Master Declaration Documents.
(e)    Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Grantor’s rights under all policies of insurance maintained pursuant to this Section.
4.6    Maintenance and Repair of Property and Chattels. Grantor will at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Grantor whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Grantor will comply with all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may, upon providing Beneficiary with security reasonably satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Beneficiary and any person authorized by Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times.
4.7    Leases. Grantor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Grantor shall immediately furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, alleging the default by Grantor in the timely payment or performance of its obligations under such Lease and any subsequent communication related thereto. Grantor shall also promptly furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, extending the term of any Lease, requiring or demanding the expenditure of any sum by Grantor (or demanding the taking of any action by Grantor), or relating to any other material obligation of Grantor under such Lease and any subsequent communication related thereto. Grantor agrees that Beneficiary, in its sole discretion, may during the continuation of an Event of Default advance any sum or take any action which Beneficiary believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Beneficiary, together with all costs and expenses incurred by Beneficiary in connection with action taken by Beneficiary pursuant to this Section, shall be due and payable by Grantor to Beneficiary upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Deed of Trust.
4.8    Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Grantor will notify Beneficiary promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Beneficiary may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Beneficiary’s reasonable discretion, compromise or settle, in the names of both Grantor and Beneficiary, any claim for any such award or payment. Any such award or payment is to be paid to Beneficiary and will be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Beneficiary’s sole discretion, either (a) be retained by Beneficiary and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (iv) the remaining Property shall constitute, in Beneficiary’s sole judgment, adequate security for the Secured Obligations, then Beneficiary shall apply such proceeds as provided in clause (b) of the preceding sentence. Grantor’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Beneficiary’s application of any such award or payment will take effect only when Beneficiary receives such award or payment. If this Deed of Trust has been foreclosed prior to Beneficiary’s receipt of such award or payment, Beneficiary may nonetheless retain such award or payment to the extent required to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations. Notwithstanding anything contained herein to the contrary, any such award or payment shall be applied by Beneficiary in accordance with the terms of the Condominium Documents and/or the Master Declaration Documents if and to the extent required pursuant to the terms of the Condominium Documents and/or the Master Declaration Documents.
4.9    Mechanics’ Liens. Grantor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after Grantor or Operating Lessee is served with a copy of such recorded statement or otherwise becomes aware of its recordation, whichever occurs earlier. Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this Section if and so long as Grantor (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Beneficiary with such security as Beneficiary may reasonably require to protect Beneficiary against all loss, damage, and expense, including attorneys’ fees, which Beneficiary might incur if the asserted lien is determined to be valid.
4.10    Defense of Actions. Grantor will defend, at Grantor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Beneficiary in such property or in the Secured Obligations, and will indemnify and hold Beneficiary harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Beneficiary may incur in connection therewith.
4.11    Expenses of Enforcement. Grantor will pay all costs and expenses, including attorneys’ fees, which Beneficiary may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Beneficiary’s rights and remedies under any of the Loan Documents, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Beneficiary in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Deed of Trust.
4.12    Financial Reports. During the term of the Loan, Grantor shall supply to Beneficiary (a) within thirty (30) days following the end of each quarter, Grantor’s quarterly and annual operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such year; (b) at such time that there is one or more Leases of the Property (other than the Operating Lease), contemporaneously with Grantor’s delivery of each of such operating statements, a certified rent roll signed and dated by Grantor detailing the names of all tenants under the Leases (other than the Operating Lease), the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each such Lease, and the term of each such Lease; (c) within ninety (90) days following the end of each year, an annual balance sheet and profit and loss statement of Grantor, Recourse Carve-Out Guarantor, and Operating Lessee, and (d) within five (5) days after receipt by Grantor, any management reports or financial statements delivered to Grantor by the Manager. The financial statements and reports described in (a) and (c) above shall be in such detail as Beneficiary may require, shall be prepared in accordance with the Uniform System of Accounts consistently applied, and shall be certified as true and correct by Grantor or Recourse Carve-Out Guarantor (or, if required by Beneficiary, by an independent certified public accountant selected by Beneficiary and Grantor shall pay all costs incurred in connection with such audits, if such audits are (i) conducted following a Default under the Loan, or (ii) disclose any material deficiencies in the financial statements and reports previously delivered to Beneficiary). Grantor shall also furnish to Beneficiary within thirty (30) days of Beneficiary’s request, any other financial reports or statements of Grantor as Beneficiary may request. Upon Beneficiary’s demand after any Default or Event of Default, or if Beneficiary securitizes the Loan, Grantor shall supply to Beneficiary the items required in (a) and (b) above on a monthly basis.
4.13    Priority of Leases. To the extent Grantor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be required to effect such subordination. Conversely, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Beneficiary.
4.14    Inventories; Assembly of Chattels. Grantor will, from time to time at the request of Beneficiary (which request may be made at any time that a Default is continuing, and otherwise may not be made more than once in any calendar year), supply Beneficiary with a current inventory of the Chattels and the Intangible Personalty, in such detail as Beneficiary may require. Upon the occurrence of any Event of Default hereunder, Grantor will at Beneficiary’s request assemble the Chattels and make them available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both parties.
4.15    Compliance with Laws, Etc. Grantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Grantor or the Property.
4.16    Records and Books of Account. Grantor shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property , including, but not limited to, records adequate to correctly reflect all items required in order to determine all Gross Receipts (as such term is used in the Cash Collateral Agreement).
4.17    Inspection Rights. At any reasonable time, and from time to time, Grantor shall permit Beneficiary, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the Property (subject to the rights of tenants, hotel guests and invitees, customers of the hotel and related operations, and Manager under the Management Agreement) and to discuss with Grantor the affairs, finances and accounts of Grantor.
4.18    Change of Grantor’s Address or State of Organization. Grantor shall promptly notify Beneficiary if changes are made in Grantor’s address from that set forth in

Section 9.10 hereof, or if Grantor shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Grantor shall organize in any state other than the State of Delaware.
4.19    Further Assurances; Estoppel Certificates. Grantor will execute and deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Grantor will also, within ten days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Grantor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.
4.20    Costs of Closing. Grantor shall on demand pay directly or reimburse Beneficiary for any costs or expenses pertaining to the closing of the Loan, including, but not limited to, fees of counsel for Beneficiary, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Beneficiary after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. All such costs and expenses (together with interest thereon at the Default Rate from the date which is five (5) days after demand by Beneficiary) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Deed of Trust.
4.21    Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and impound deposits under this Deed of Trust, shall be made by Grantor by electronic funds transfer from a bank account established and maintained by Grantor for such purpose. Grantor shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Beneficiary as shall be designated by Beneficiary in writing.
4.22    Use. Grantor shall use the Property solely for the operation of a hotel and uses related thereto, and for no other use or purpose.
4.23    Management Grantor shall not modify, amend, supplement, cancel or terminate the Management Agreement or enter into any substitute or replacement Management Agreement without Beneficiary’s prior written consent (including, without limitation, Beneficiary’s consent to any and all cash management arrangements thereunder). Any submission by Grantor for Beneficiary’s written consent to a modification, amendment, supplement, cancelation or termination of the Management Agreement, or any substitute or replacement Management Agreement, shall be accompanied by a copy of such modification, amendment, supplement, cancelation or termination, or such substitute or replacement Management Agreement, and a cover letter requesting Beneficiary’s written consent that contains a signature line upon which Beneficiary may evidence its consent to such modification, amendment, supplement, cancelation or termination of the Management Agreement, or such substitute or replacement Management Agreement. Any such item shall be deemed approved by Beneficiary if such letter requesting Beneficiary’s approval notifies Beneficiary, in bold enlarged type, that Beneficiary’s approval will be deemed given if it fails to respond within thirty (30) calendar days after its receipt of such letter and other required items, and Beneficiary thereafter fails to respond within thirty (30) calendar days after its receipt of such letter and other required items; provided, however, that Grantor shall supply Beneficiary with any other information reasonably requested by Beneficiary with respect to such proposed transaction and items for which approval is requested within five (5) Business Days after Beneficiary’s receipt of such letter and other required items, in which event Beneficiary’s approval shall be deemed given if Beneficiary has not disapproved or approved the applicable items within thirty (30) calendar days after the last to arrive of the letter and other required items and any additional information so requested by Beneficiary. Without limitation on the foregoing, Beneficiary shall require a subordination, non-disturbance and attornment agreement, in form reasonably satisfactory to Beneficiary, from any replacement Manager. Grantor shall (and shall cause Operating Lessee to): (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Beneficiary of any breach or default under the Management Agreement of which it is aware; (iii) promptly deliver to Beneficiary a copy of each financial statement, business plan, budget, and capital expenditures plan received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner. Grantor shall not do nor neglect to do (and shall cause Operating Lessee to not do nor neglect to do), anything that may cause or permit the cancelation or termination of the Management Agreement.
4.24    Recourse Carve-Out Guarantor. Within thirty (30) days after the death of an individual Recourse Carve-Out Guarantor, Grantor shall notify Beneficiary in writing of such death, and provide to Beneficiary the names and current financial statements of one or more substitute guarantors reasonably acceptable to Beneficiary (1) (A) whose net worth and financial condition is, in Beneficiary’s reasonable discretion, equivalent to or better than the deceased guarantor, or (B) who are the heirs, devisees and beneficiaries of substantially all of the deceased guarantor’s assets, and (2) (A) whose net worth equals or exceeds the minimum net worth required under the Recourse Carve-Out Guaranty Agreement, when added to the net worth of the remaining persons and/or entities comprising Recourse Carve-Out Guarantor, and (B) whose net worth includes cash and cash equivalents that equals or exceeds the minimum liquid assets required under the Recourse Carve-Out Guaranty Agreement, when added to the amount of cash and cash equivalents owned by the remaining persons and/or entities comprising Recourse Carve-Out Guarantor. Within sixty (60) days after the death of the individual guarantor, each substitute guarantor(s) shall (i) deliver to Beneficiary the financial reports and statements required in Section 4.12 hereof and Section 13 of the Recourse Carve-Out Guaranty Agreement, and (ii) execute and deliver to Beneficiary a guaranty and environmental indemnity agreement in substantially the same form as the Recourse Carve-Out Guaranty Agreement and Environmental Indemnity Agreement and such other instruments as Beneficiary may reasonably require.
4.25    General Indemnity. Grantor agrees that while Beneficiary has no liability to any person in tort or otherwise as lender and that Beneficiary is not an owner or operator of the

Property, Grantor shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Grantor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (a) Beneficiary, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.
4.26    Duty to Defend, Costs and Expenses. Upon request, whether Grantor’s obligation to indemnify Beneficiary arises under Section 4.25 above or elsewhere in the Loan Documents, Grantor shall defend the Indemnified Parties (in Grantor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Grantor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.25 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from five (5) days after the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Deed of Trust.
4.27    Single Purpose:
(a)    As of the date hereof and until such time as the all obligations under the Loan Documents shall be paid in full, Grantor:

(1)    does not own and will not own any asset or property other than (A) the Property and (B) incidental personal property necessary for the ownership or operation of the Property;

(2)    does not and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Property and will conduct and operate its business as presently proposed to be conducted and operated;
(3)    except for the Operating Lease and related documents, has not and will not enter into any contract or agreement with any Affiliate, any constituent party or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party;
(4)    has not incurred, and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (A) the Loan, and (B) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property securing this Deed of Trust (including, without limitation, trade payables, operational debt and property and equipment leasing) in amounts not to exceed in the aggregate $3,000,000.00, are not evidenced by a note, and are paid when due (to the extent there exists sufficient gross revenues from the Property, and no equity owner shall be required to make any capital contributions to Grantor); and no indebtedness other than the Loan may be secured (subordinate, pari passu or otherwise) by the Property;
(5)    has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates;
(6)    is and will remain solvent and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (to the extent there exists sufficient gross revenues from the Property, and no equity owner shall be required to make any capital contributions to Grantor);
(7)    has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and will not, nor will permit any constituent party to, amend, modify or otherwise change the certificate of formation, operating agreement or other organizational documents of such constituent party without the prior consent of Beneficiary;
(8)    will maintain all of its books, records, financial statements and bank accounts as official records, separate from those of its Affiliates;
(9)    will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party), shall correct any known misunderstanding regarding its status as a separate entity;
(10)    intentionally deleted;

(11)    will not seek or effect nor permit any constituent party to seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of it;
(12)    will not commingle its funds and other assets with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name except as permitted by the Loan Documents;

(13)    has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person;
(14)    will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person;
(15)    will not permit any Affiliate or constituent party independent access to its bank accounts except for Operating Lessee;

(16)    if it employs any employees of its own, will pay the salaries of any such employees from its own funds;

(17)    will compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred, including shared overhead expenses;

(18)    will not pledge its assets to secure the obligations of any other Person;

(19)    will not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(20)    will file its own tax returns, except to the extent Grantor is a “disregarded entity” for tax purposes;

(21)    will cause the managers, agents and other representatives of the Grantor to act at all times with respect to the Grantor in furtherance of the foregoing and in the best interests of the Grantor; and

(22)    will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(b)    As of the date hereof and until such time as the all obligations under the Loan Documents shall be paid in full, neither Grantor nor its sole member shall institute proceedings to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due.
ARTICLE 5

GRANTOR’S NEGATIVE COVENANTS
5.1    Waste and Alterations. Grantor will not commit or permit any waste with respect to the Property or the Chattels. Grantor shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Beneficiary. Notwithstanding the foregoing, Grantor shall be permitted to undertake alterations of the Property without the consent of Lender, subject to the following: (i) such alterations will not have a material adverse effect on Grantor’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property, (ii) such alternations do not affect any structural components of the Improvements (it being acknowledged and agreed that internal non-load bearing walls shall not be “structural”), and (iii) such alterations are completed in a good and workmanlike and lien free manner.
5.2    Zoning and Private Covenants. Grantor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the prior written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the prior written consent of Beneficiary, and Grantor will use its best efforts to prevent the tenant under the Operating Lease from discontinuing or abandoning such use.
5.3    Interference with Leases.
(e)    Grantor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.
(f)    Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s reasonable discretion, Grantor shall not enter into or modify any Lease of all or any part of the Property. Any lease, lease modification, lease amendment or lease termination (“Lease Transaction”) for which Beneficiary’s consent is required under the Loan Documents shall be deemed approved by Beneficiary if prior to finalizing negotiations for such Lease Transaction, Grantor has submitted to Beneficiary an approval request package (“Approval Package”) with respect to such Lease Transaction containing a letter requesting Beneficiary’s approval (and containing a signature line on which Beneficiary may evidence its approval of such Lease Transaction) and notifying Beneficiary, in bold enlarged type, that Beneficiary’s approval will be deemed given if it fails to respond within ten (10) Business Days after its receipt of such Approval Package, and Beneficiary thereafter fails to respond within ten (10) Business Days after its receipt of such Approval Package; provided, however, that Grantor shall supply Beneficiary with any other information reasonably requested by Beneficiary with respect to such proposed Lease Transaction within five (5) Business Days after Beneficiary’s receipt of the Approval Package, in which event Beneficiary’s approval shall be deemed given if Beneficiary has not disapproved or approved the Approval Package within ten (10) Business Days after the last to arrive of the proposed Approval Package and any additional information so requested by Beneficiary. Each Approval Package shall contain a description of all of the principal terms of the proposed Lease Transaction, a description of the tenant and its controlling constituents and (with respect to new leases or modifications/amendments) Grantor’s reasonably detailed analysis of the tenant’s creditworthiness, and a copy of any and all term sheets or letters of intent executed in connection with such Lease Transaction, together with the proposed forms of definitive documentation. Grantor shall deliver to Beneficiary copies of all Leases or modifications promptly upon execution and delivery thereof.
(g)    Except with the prior written consent of Beneficiary, which may be granted or withheld in Beneficiary’s sole discretion, Grantor will not (i) collect rent from all or any part of the Property for more than one month in advance except in the ordinary course of the business of operating a hotel at the Property, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Lease, provided that, except as otherwise provided below, Grantor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant and Grantor may in good faith terminate any Safe Harbor Lease if Grantor believes it is commercially reasonable to do so. Grantor shall provide Beneficiary prior written notice of any such termination of any Lease.
(h)    Notwithstanding anything to the contrary stated in this Deed of Trust or any of the other Loan Documents, Beneficiary’s prior written consent will not be required with respect to any Safe Harbor Leases (as hereinafter defined) entered into after the date hereof (or the modification or amendment of any Safe Harbor Lease, provided that such lease as so modified or amended will continue to qualify as a Safe Harbor Lease hereunder) provided that no default or Event of Default has occurred and Grantor delivers a copy of such Safe Harbor Lease (or modification or amendment) to Beneficiary within ten (10) days after execution thereof together with Grantor’s written certification that such copy is a true, correct and complete copy of the Safe Harbor Lease and that all of the conditions set forth in this sentence and in the definition of “Safe Harbor Lease” have been satisfied. However, Beneficiary’s prior written consent will be required with respect to any lease that would otherwise qualify as a Safe Harbor Lease, as a condition to executing any non-disturbance or recognition agreement requested by the tenant thereunder, which non-disturbance or recognition agreement shall be in form and substance acceptable to Beneficiary in its reasonable discretion. A “Safe Harbor Lease” shall (i) [intentionally deleted], (ii) be entered into at arm’s length with a third party tenant unaffiliated with Grantor or Recourse Carve-Out Guarantor, which tenant shall be creditworthy and reputable, (iii) cover no more than 10,000 rentable square feet, (iv) have an initial term of not less than three (3) years or, together with all renewal options, greater than fifteen (15) years, (v) (vi) not contain any expansion options which, if exercised, would cause the premises under such lease to exceed 10,000 rentable square feet, (vii) be automatically self-subordinated to the Deed of Trust and require tenant to attorn to Beneficiary or Beneficiary’s successor in interest upon such party’s acquisition of title and at such party’s sole option, (viii) not contain any provision which might adversely affect Beneficiary’s rights under the Loan Documents in any material way, (ix) not contain any options to purchase, rights of first refusal, or termination options (other than in the event of material casualty or condemnation), (x) not contain any material restrictions on the landlord’s rights to lease remaining portions of the Property, excluding reasonable and customary tenant exclusions for hotels of similar size, (xi) not contain any extraordinary, uncustomary and unduly burdensome landlord obligations, including obligations which a landlord unaffiliated with Grantor would have difficulty performing, (xii) not grant tenant any incentives equivalent to an ownership interest in the Property or grant tenant any interest in the ownership of the Property, or otherwise contain terms that would cause a material impairment of Beneficiary’s security, (xiii) not provide for the payment of tenant improvements, leasing commissions or any other landlord construction or similar obligations at any time other than at commencement of the Lease, and (xiv) be otherwise commercially reasonable and contain terms comparable to then-existing local market terms.
(i)    Without limiting the generality of the foregoing, whether or not Beneficiary’s consent to the cancellation or surrender of any Lease is required hereunder, (i) Grantor shall notify Beneficiary in writing of any cancellation penalties or other consideration payable to Grantor in connection with such cancellation or surrender (the “Termination Fees”), which written notice must be delivered to Beneficiary prior to the payment by the applicable tenant of any such Termination Fees to Grantor , and (ii) at Beneficiary’s sole option, Beneficiary shall be entitled to (A) require that Grantor deposit such Termination Fees into a reserve held by Beneficiary or Beneficiary’s loan servicer, and (B) impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve as Beneficiary may require in its reasonable discretion, including, without limitation (x) requiring that (1) such vacant space be relet to a tenant and under a Lease acceptable to Beneficiary in its reasonable discretion (an “Approved Lease”), (2) the tenant under the Approved Lease is in occupancy of the Property and paying rent, (3) Grantor provide to Beneficiary a tenant estoppel certificate from the tenant under the Approved Lease in a form acceptable to Beneficiary in Beneficiary’s reasonable discretion, and (4) Grantor provide to Beneficiary evidence acceptable to Beneficiary in its reasonable discretion that all improvements to the Property required by the Approved Lease have been completed, and (y) limiting the amount of such disbursement to the lesser of the actual cost of retenanting such space or the amount calculated by dividing the Termination Fees by the total square feet of space vacated, then multiplying that result by the number of square feet of newly leased space under the Approved Lease.
5.4    Transfer or Further Encumbrance of Property. Without Beneficiary’s prior written consent, which consent may be granted or withheld in Beneficiary’s sole and absolute discretion, Grantor shall not (a) sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Grantor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or Grantor or any beneficial or equitable interest in either the Property or Grantor. The provisions of this Section shall not prohibit transfers of title or interest under any will or testament or applicable law of descent.
(f)    Notwithstanding anything to the contrary in this Deed of Trust, and provided that the applicable conditions are satisfied, the following transfers are permitted without Beneficiary’s prior written consent:
(i) the issuance of additional shares or other interests in or the transfer, exchange, redemption or other disposition of existing shares or other interests in Chesapeake Lodging Trust (“CLT”) so long as any class of shares or interests of CLT are publicly traded over a U.S. public stock exchange; and (ii) the issuance of additional partnership interests or the transfer, exchange, redemption or other disposition of existing partnership interests in Chesapeake Lodging, L.P. (the “Operating Partnership”); provided, however, that as of the date that such transaction is consummated all of the following conditions shall have been satisfied:
1)    Grantor continues to be the borrower under the Loan Documents, and the Operating Partnership continues to own, directly or indirectly, 100% of the ownership interests in Grantor;
2)    CLT continues to be the sole general partner of the Operating Partnership and continues to own (as general partner and limited partner) no less than 51% of the ownership interests in the Operating Partnership;
3)    No such transaction or series of transactions leads to a material change in the management composition or control of Grantor, any guarantor or any indemnitor of environmental liabilities, CLT or the Operating Partnership;
4)    No such transaction or series of transactions shall result in the proposed transferee having been granted consent, veto or control rights over any material or major decisions relating to the Grantor, the Property or the Loan; and
Upon Beneficiary’s written request to Grantor from time to time, Grantor shall deliver to Beneficiary a current organizational chart, certified as true and correct in all material respects by Recourse Carve-Out Guarantor, illustrating the ownership structure within fifteen (15) days after such request, which organizational chart shall set forth Grantor’s direct and indirect upstream ownership, percentage interests held by each upstream entity or person and type of each such entity (although owners of publicly traded shares or interests in CLT may be shown as a class, and holders of interests in any holder of an OP Unit/limited partnership interest in the Operating Partnership shall not be required to be shown).
(g)    Notwithstanding anything to the contrary in this Deed of Trust, and provided that the applicable conditions are satisfied, the following Transfers are permitted without

Beneficiary’s prior written consent: (i) the merger of CLT and/or the Operating Partnership with or into a Qualified Equityholder (hereinafter defined), or (ii) the sale of all or substantially all of the shares and interests in CLT and/or the Operating Partnership to a Qualified Equityholder, provided that the M&A Transfer Conditions (hereinafter defined) shall have been satisfied.
“M&A Transfer Conditions” mean all of the following: (1) no Event of Default has occurred and is continuing at the time of the consummation of the applicable transaction, (2) Grantor shall have delivered to Beneficiary a final organizational chart illustrating the ownership structure both before and after the proposed change in ownership, which organizational chart shall set forth Grantor’s direct and indirect upstream ownership, percentage interests held by each upstream entity or person and type of each such entity (although owners of publicly traded shares or interests in CLT or any surviving or transferee entity may be shown as a class), (3) Grantor has paid to Beneficiary an assumption fee of one percent (1%) of the then outstanding principal balance of the Loan; (4) Beneficiary has received and has had a reasonable opportunity to review and approve all organizational documentation of the proposed transferee, including without limitation, certificates and articles of formation, partnership and operating agreements, articles or incorporation, bylaws, certificates of good standing and authorizing resolutions and review all documents and agreements executed or to be executed in connection with the proposed transaction; (5) the non-economic terms (e.g., those terms other than interest rate, payment schedule, principal balance, and non-recourse nature (subject to exceptions thereto customarily included by Beneficiary in loan documents)) of the Loan Documents have been modified as Beneficiary may request in good faith; (6) Beneficiary has received at least thirty (30) days’ prior written notice of the proposed transaction; (7) the Debt Service Coverage Ratio (as hereinafter defined) is not less than 1.75x, and Beneficiary receives satisfactory evidence that such ratio will be maintained for the succeeding twelve (12) months; (8) the Loan-to-Value Ratio (as hereinafter defined), taking into account all obligations secured by liens on the Property does not exceed 55.0%; (9) Grantor pays all costs and expenses incurred by Beneficiary in connection with such transaction, including, without limitation, all legal, processing, accounting, title insurance, and appraisal fees, whether or not such transaction is actually consummated; (10) at Beneficiary’s option, Beneficiary has received an endorsement to its mortgagee’s title insurance policy at Grantor’s expense, which endorsement states that the lien of this Deed of Trust remains a first and prior lien against the Property subject to no exceptions other than as approved in writing by Beneficiary at the closing of the Loan or prior to such assumption; (11) either the applicable Qualified Equityholder, or an Affiliate thereof that satisfies the minimum net worth and minimum liquid asset requirements under the Recourse Carve-Out Guaranty Agreement, shall execute and deliver to Beneficiary a guaranty agreement for recourse carve-out events in the form of the Recourse Carve-Out Guaranty Agreement and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement; (12) the applicable Qualified Equityholder, and any person or entity executing any loan documents in connection with the transaction, and their respective constituents, are not in violation of any laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as such laws have been or may hereafter be, renewed, extended, amended or replaced, as evidenced by, among other things, a certificate executed by such persons in form and substance satisfactory to Beneficiary, and (13) the Property continues to be managed by Marriott International, Inc. or another major hospitality chain operator satisfactory to Beneficiary in its reasonable discretion.
“Qualified Equityholder” shall mean a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate investment trust, hotel company, or other institutional investor or real estate investment company, provided in each case that (x) such Person or an Affiliate of such Person meets or exceeds the minimum net worth and minimum liquid asset requirements under the Recourse Carve-Out Guaranty Agreement and executes and delivers to Beneficiary a guaranty agreement for recourse carve-out events in the form of the Recourse Carve-Out Guaranty Agreement and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement, (y) such Person is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas, and (z) such Person and its Affiliates have not defaulted on, filed bankruptcy with respect to, been foreclosed from or given a deed in lieu of foreclosure with respect to, any loan or loans advanced by Beneficiary or Beneficiary’s Affiliates, or been a party to any litigation or other adversarial proceeding adverse to Beneficiary or Beneficiary’s Affiliates with respect to any loan or loans advanced by Beneficiary or Beneficiary’s Affiliates; provided, however, that within 14 days after Beneficiary’s receipt of Grantor’s written notice required pursuant to clause (6) of the definition of “M&A Transfer Conditions” above, Beneficiary shall deliver written notice to Grantor indicating (i) whether the proposed Qualified Equityholder satisfies or fails the condition required in clause (z) above, or (ii) whether Beneficiary waives the condition set forth in clause (z) above. In the event that Beneficiary delivers such written notice to Grantor indicating that the proposed Qualified Equityholder fails to satisfy the condition required in clause (z) above, then Grantor shall prepay or cause the prepayment of all (but not a portion) of the Loan concurrently with the consummation of the applicable transaction in accordance with the Loan Documents, but without the need to deliver an additional 30 days’ notice to Beneficiary (provided that if any such transaction closes during the first 48 months of the Loan term when prepayment would not otherwise be permitted, Grantor may nonetheless prepay the Loan together with the prepayment premium described in Section 5(b) of the Note; and provided further that if such transaction is not consummated, Grantor shall not be required to prepay the Loan pursuant to the foregoing). In the event that Beneficiary delivers such written notice to Grantor indicating that the proposed Qualified Equityholder satisfies the condition required in clause (z) above, or indicating that Beneficiary has waived such condition, then such party shall constitute a Qualified Equityholder for the purposes of this subsection (b), and the transaction shall be permitted to take place subject to the satisfaction of all other applicable conditions set forth in this subsection (b).
(h)    The following may occur without the consent of Beneficiary and shall not be deemed a violation of the due-on-sale provisions in the Loan Documents: for so long as any class of shares or interests of CLT are publicly traded over a U.S. public stock exchange, CLT may pledge or grant a security interest in its interests in the Operating Partnership to a lender that is providing financing or has provided financing to CLT; provided, however, that unless all of the conditions set forth in subsection (a)1-4, inclusive, above shall have been satisfied at the time that such lender or any other party acquires such interests at a foreclosure sale or by reason of an assignment in lieu of foreclosure, such lender or other acquiring party must be a Qualified Equityholder at the time of such acquisition.
(i)    Notwithstanding the foregoing provisions in subsections (a), (b) and (c) above, an immediate violation of the due-on-sale provisions, and an immediate Event of Default under the Loan Documents, shall be triggered with respect to any transfer or other transaction described in such subsections if the proposed transferee or other party to such transaction (or any of its constituents or beneficiaries), at the time of the applicable transaction: (I) is then identified by the Office of Foreign Assets Control or Department of Treasury as a person subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act and any Executive Orders or regulations promulgated thereunder (as any and all of such laws and regulations have been or may hereafter be, renewed, extended, amended or replaced) with the result that such proposed transferee (or any of its constituents or beneficiaries) is in violation of law and/or transaction of business with any such party is prohibited by law, or (II) is in violation of any applicable laws relating to terrorism or money laundering, including without limitation, those relating to transacting business with persons identified in clause (I) above, the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as any and all of such laws and any regulations promulgated thereunder have been or may hereafter be renewed, extended, amended or replaced); provided, however, a violation of this subsection (d) shall constitute an Event of Default under the Loan Documents, but if such violation was triggered by any transaction described in subsection (a) above through a licensed US broker dealer that was required to implement normal and customary investor screening practices mandated by applicable law or NASD regulations, then such violation shall not (I) constitute a violation of the due-on-sale or encumbrance provisions for the purposes of this Section 5.4, (II) constitute an intentional misrepresentation of any representation and warranty contained in Section 9.20 of this Deed of Trust, or (III) require Grantor to pay the prepayment premium payable under the Note if Beneficiary accelerates the Loan by reason of such violation while no other Event of Default is continuing; provided, further, however, that neither the provisions of this subsection (d) nor Section 9.20 of this Deed of Trust shall be breached or violated by reason of any person’s or entity’s acquiring any shares that are publicly traded on a US stock exchange through a US stock exchange (and no Default or Event of Default shall arise as a result thereof).
The term “control” or “controlled” means the power or authority, directly or indirectly through one or more intermediaries, through the ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of such person or entity.
(j)    Notwithstanding the foregoing provisions to the contrary, Beneficiary shall permit a transfer of the Property once during the term of the Loan provided that all of the following conditions are satisfied with respect to each such transfer: (i) no Default or Event Of Default has occurred; (ii) Grantor has paid to Beneficiary an assumption fee of one percent (1%) of the outstanding principal balance of the Secured Obligations as of the date such transfer is consummated; (iii) if the proposed transferee is a land trust, Beneficiary has received a first-lien collateral assignment of all beneficial interest therein; (iv) Beneficiary has received and has had a reasonable opportunity to review and approve all organizational documentation of the proposed transferee, including without limitation, certificates and articles of formation, partnership and operating agreements, bylaws, certificates of good standing and authorizing resolutions and review all documents and agreements executed or to be executed in connection with the proposed transfer; (v) the non-economic terms (e.g., those terms other than interest rate, payment schedule, principal balance, and non-recourse nature (subject to exceptions thereto customarily included by Beneficiary in loan documents)) of the Loan Documents have been modified as Beneficiary may request in good faith; (vi) the proposed transferee shall have entered into a recordable assumption agreement and shall have expressly assumed in form and substance satisfactory to Beneficiary all of Grantor’s obligations under the Loan Documents, with the same degree of recourse liability as Grantor; (vii) Beneficiary has received at least thirty (30) days’ prior written notice of the proposed transfer; (viii) the proposed transferee and, as applicable, its general partners, managers, or managing members have, in the reasonable judgment of Beneficiary exercised in good faith, a net worth at least equal to the net worth of Grantor as of the date hereof or otherwise satisfactory to Beneficiary, and a satisfactory history of owning, operating and leasing property similar to the Property; (ix) the proposed transferee and, as applicable, its general partners, managers, or managing members have, in the reasonable judgment of Beneficiary exercised in good faith, a satisfactory credit history and professional reputation and character; (x) the Debt Service Coverage Ratio (as hereinafter defined) is not less than 1.75x, and Beneficiary receives satisfactory evidence that such ratio will be maintained for the succeeding twelve (12) months; (xi) the Loan-to-Value Ratio (as hereinafter defined), taking into account all obligations secured by liens on the Property does not exceed 55%; (xii) Grantor pays to Beneficiary all costs and expenses incurred by Beneficiary in connection with such transfer, including, without limitation, all legal, processing, accounting, title insurance, and appraisal fees, whether or not such transfer is actually consummated; (xiii) at Beneficiary’s option, Beneficiary has received an endorsement to its mortgagee’s title insurance policy at Grantor’s expense, which endorsement states that the lien of this Deed of Trust remains a first and prior lien against the Property subject to no exceptions other than as approved by Beneficiary as of the date hereof or prior to such assumption; (xiv) principals of the proposed transferee acceptable to Beneficiary in its reasonable discretion execute a guaranty agreement for recourse carve-out events in the form of the Recourse Carve-Out Guaranty Agreement and an environmental indemnity agreement in the form of the Environmental Indemnity Agreement; (xv) a written opinion of counsel for the proposed transferee, the proposed new guarantors and parties to the new environmental indemnity, and the transferee’s principals satisfactory to Beneficiary shall be delivered to Beneficiary, including, without limitation, the existence, authority and due execution, and enforceability of the Loan Documents as assumed by the proposed transferee and enforceability of any and all documents executed by the proposed transferee, the proposed new guarantors and parties to the new environmental indemnity, and the transferee’s principals in connection with such transfer, (xvi) the proposed transferee, any person or entity executing any loan documents in connection with the transfer, and their respective constituents, are not in violation of any laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as such laws have been or may hereafter be, renewed, extended, amended or replaced, as evidenced by, among other things, a certificate executed by such persons in form and substance satisfactory to Beneficiary, (xvii) the documents providing for the transfer of the Property to the proposed transferee, including without limitation, any tenancy-in-common agreements and any management or similar documents pursuant to which the tenancy-in-common is managed or controlled, if applicable, shall have been reasonably approved by Beneficiary. Upon the satisfaction of the foregoing conditions and execution of assumption documents in form and substance satisfactory to Beneficiary, Beneficiary shall release Grantor and Recourse Carve-Out Guarantor from liability under the Loan Documents other than any such liability that arose on or prior to the effective date of the assumption or could be based on any event that occurred or any state of affairs that existed prior to or as of the effective date of the assumption (including, without limitation, any liability arising under the exceptions to the non-recourse provisions of the Loan Documents, and any liability arising under the Environmental Indemnity Agreement).
The term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Beneficiary, of (i) Net Operating Income for the Property for the preceding twelve (12) calendar months, to (ii) the annual debt service payments due under the Loan and on all other indebtedness secured, or to be secured, by a lien on all or any part of the Property or on any direct or indirect interests in the Grantor.
The term “Net Operating Income” shall mean all gross revenues generated by the Property (excluding loans or contributions to capital and excluding any base rent, percentage rent, additional charges or other amounts payable by Operating Lessee to Grantor under the Operating Lease), less operating expenses (other than debt service payments due under the Loan), as determined on an accrual accounting basis in accordance with GAAP and/or the Uniform System of Accounts, as of the date of such calculation for the period in question, adjusted, however, so that (A) operating expenses shall be deemed to include (1) a management fee equal to the greater of the actual management fee for the Property or four percent (4%) of gross revenues, and (2) FFE/capital improvement reserve equal to: the greater of (x) the actual FF&E and capital improvement reserves being maintained by manager under any management agreements covering the Property and (y) 4% of gross revenues, (B) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (C) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (D) security deposits shall not be included as items of income until duly applied or earned, and (E) operating expenses shall exclude, for the sake of avoiding duplication, any base rent, percentage rent, additional charges, or other amounts payable by Operating Lessee to Grantor pursuant to the Operating Lease.
The “Loan-to-Value Ratio” shall be the ratio, as determined by Beneficiary, of the aggregate principal balance of the Note and all other indebtedness secured by liens or encumbrances against the Property or against the direct or indirect ownership interests in Grantor to the fair market value of the Property, as such fair market value is determined by an M.A.I. appraisal satisfactory to Beneficiary (the “Appraisal”). Upon Beneficiary’s request, Grantor shall deliver the appraisal to Beneficiary at Grantor’s sole cost and expense.

5.5    Further Encumbrance of Chattels. Grantor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents and other than Permitted Exceptions, without the prior written consent of Beneficiary, which may be withheld for any reason.
5.6    Assessments Against Property. Grantor will not, without the prior written approval of Beneficiary, which may be withheld for any reason, consent to or allow the creation of any so‑called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, the rights of Beneficiary in the Property pursuant to this Deed of Trust or following any foreclosure of this Deed of Trust, and the rights of any person or entity to whom Beneficiary might transfer the Property following a foreclosure of this Deed of Trust, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts. Notwithstanding the foregoing, Grantor shall not be deemed to be in violation of this Section 5.6 by reason of paying any taxes or assessments or other monetary obligations imposed by any such district, the creation of which has not be consented to by Grantor.
5.7    Transfer or Removal of Chattels. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels except in the ordinary course of the business of the operation of the Property as a hotel, and except for the disposal of Chattels that are no longer needed for the operation of a hotel on the Property.
5.8    Change of Name, Organizational I.D. No. or Location. Grantor will not change its name or the name under which it does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Beneficiary of its intention to do so and delivering to Beneficiary such organizational documents of Grantor and executed modifications or supplements to this Deed of Trust (and to any financing statement which may be filed in connection herewith) as Beneficiary may require. For purposes of the foregoing, Grantor’s “location” shall mean (a) if Grantor is a registered organization, Grantor’s state of registration, (b) if Grantor is an individual, the state of Grantor’s principal residence, or (c) if Grantor is neither a registered organization nor an individual, the state in which Grantor’s place of business (or, if Grantor has more than one place of business, the Grantor’s chief executive office) is located. Grantor shall not (and shall not permit Operating Lessee to) change the trade name or names under which it operates the Property as of the date hereof without Beneficiary’s prior written consent.

5.9    Improper Use of Property or Chattels. Grantor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.
5.10    ERISA. Grantor shall not engage in any transaction which would cause the Note (or the exercise by Beneficiary of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Beneficiary being deemed in violation of any applicable provisions of ERISA, provided in each case that none of the funds used to fund the Loan are considered for any purpose of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, to be assets of a plan or other arrangement subject to Title I or ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Grantor shall indemnify, protect, defend, and hold Beneficiary harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Beneficiary’s sole and absolute discretion) that Beneficiary may incur, directly or indirectly, as the result of the breach by Grantor of any warranty or representation set forth in Section 3.3(x) hereof or the breach by Grantor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Deed of Trust and shall not be subject to the limitation on personal liability described in the Note.
5.11    Use of Proceeds. Grantor will not use any funds advanced by Beneficiary under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.
5.12    Major Agreement Approvals. Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s reasonable discretion, Grantor shall not enter into, amend, modify, supplement, terminate, cancel or accept the surrender of, any franchise agreement, license agreement, or royalty agreement, or any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, operating agreement, or any document recorded against the Property.
5.13    Operating Lease. Grantor shall not, without Beneficiary’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material manner, the Operating Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.
5.14    Labor Matters. Grantor shall not (and shall not permit Operating Lessee to) enter into or otherwise permit the Property to be affected by any collective bargaining agreements without the prior written consent of Beneficiary.
5.15    Cooperation with Regard to Liquor Licenses and other Permits. To the extent permitted by applicable law, Grantor shall (and shall cause Operating Lessee to, and shall use reasonable efforts to cause Manager and/or any applicable Affiliates of Grantor to) execute and deliver to Beneficiary such additional documents, instruments, certificates, assignments and other writings, and otherwise provide (and shall cause Operating Lessee to, and use reasonable efforts to cause Manager and/or any applicable Affiliate to provide) such reasonable cooperation, in each case as may be necessary to transfer any liquor licenses or other Permits with respect to the Property into, or obtain the issuance of new Permits in, the name of Beneficiary or its designee after the completion of a foreclosure or a deed in lieu of foreclosure, in each case to the extent permitted by applicable law and to the extent the same are not at such time held in the name of the Manager under the Management Agreement. Such reasonable cooperation shall include, without limitation, completing transfer requests, surrendering or cancelling any existing liquor licenses or other Permits, and to use reasonable efforts to make representatives of Grantor, Operating Lessee, Manager, and their Affiliates available for meetings with any applicable governmental authority in connection with the transfer or issuance of such Permits. Furthermore, neither Grantor nor Operating Lessee, nor any of their Affiliates, shall hinder or interfere with the Permit transfers or issuances made or contemplated by this Agreement, or with efforts of Beneficiary or its successors and assigns to obtain a temporary or permanent Permit. Grantor hereby irrevocably appoints Beneficiary as its agent and attorney-in-fact to execute all such documents and instruments as Beneficiary shall require or deem advisable after the completion of a foreclosure or a deed in lieu of foreclosure, in order to cause the transfer or issuance of such Permits held in the name of Grantor as Beneficiary may require (and to the extent permitted by applicable law) and to cause a cancellation of such existing Permits as Beneficiary may require. The foregoing power of attorney is coupled with an interest and shall be irrevocable, and shall survive any foreclosure of this Deed of Trust and any deed in lieu thereof. In addition to all other remedies which Beneficiary may have at law or in equity for the enforcement of the terms and provisions of this Deed of Trust, Grantor expressly agrees that Beneficiary shall have the right to bring an action in specific performance to enforce each and every term and provision of this Section 5.15.
ARTICLE 6

EVENTS OF DEFAULT
Each of the following events will constitute an event of default (an “Event of Default”) under this Deed of Trust and under each of the other Loan Documents:
6.1    Failure to Pay Note. Grantor’s failure to make any payment when due under the terms of the Note or any other Loan Document.
6.2    Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, 5.5 or 5.7 hereof.
6.3    Other Obligations. The failure of Grantor or Recourse Carve-Out Guarantor to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Beneficiary to Grantor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Grantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for ninety (90) days after such written notice to Grantor.
6.4    Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ which is not discharged, vacated, or bonded over (to Beneficiary’s reasonable satisfaction) within thirty (30) days after such levy.
6.5    Liquidation. The liquidation, termination or dissolution of Grantor or any Controlling Person.
6.6    Appointment of Receiver. The appointment of a trustee or receiver for the assets, or any part thereof, of Grantor, or any Controlling Person, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.
6.7    Assignments. The making by Grantor or any Controlling Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.
6.8    Order for Relief. The entry in bankruptcy of an order for relief for or against Grantor or any Controlling Person.
6.9    Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Grantor or any Controlling Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Beneficiary herein, or in any other document executed in connection herewith; provided that with respect to any involuntary bankruptcy commenced against Grantor or any Controlling Person, no Event of Default shall occur unless and until the applicable petition or other pleading shall not have been dismissed within ninety (90) days after the filing thereof.
6.10    Misrepresentation. If any representation or warranty made by Grantor or any Controlling Person, or in any of the other Loan Documents or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, misleading or erroneous in any material respect.
6.11    Judgments. The failure of Grantor or any Controlling Person to pay any money judgment in excess of $100,000.00 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable, unless the applicable claim is covered in its entirety by insurance and the applicable carrier has accepted coverage.
6.12    Admissions Regarding Debts. The admission of Grantor or any Controlling Person in writing of any such party’s inability to pay such party’s debts as they become due.
6.13    Assertion of Priority. The assertion of any claim of priority over this Deed of Trust, by title, lien, or otherwise; provided, however, that any such assertion shall not constitute an Event of Default for so long as Grantor is diligently and in good faith contesting the assertion or attempting to cause the assertion to be withdrawn, or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys’ fees, which Beneficiary may incur in the event such assertion is upheld.
6.14    Other Loan Documents. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any of the Loan Documents other than this Deed of Trust.
6.15    Other Liens. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.
6.16    Other Indebtedness. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Grantor, or any document or instrument evidencing any obligation to pay such indebtedness, and such default could reasonably be anticipated to give rise to a material and adverse change in the financial condition of Grantor or the condition, management or operation of the Property, or to a material impairment Beneficiary’s security for the Loan.
6.17    Recourse Carve-Out Guaranty. Recourse Carve-Out Guarantor’s (a) failure to make any payment in full under the terms of the Recourse Carve-Out Guaranty Agreement within five (5) Business Days following written notice by Beneficiary to Recourse Carve-Out Guarantor demanding such payment, (b) failure to maintain the minimum net worth or liquidity required under the Recourse Carve-Out Guaranty, or (c) failure to properly perform any of Recourse Carve-Out Guarantor’s material obligations under the Recourse Carve-Out Guaranty (other than those referenced in clause (a) or (b) above) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Beneficiary to Recourse Carve-Out Guarantor; provided, however, that if such failure is not curable within such thirty (30) day period, then so long as Recourse Carve-Out Guarantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion such failure shall not be an Event of Default unless such failure remains uncured for ninety (90) days after such written notice to Recourse Carve-Out Guarantor.
6.18    Operating Lessee Documents. Any breach, default or violation by or of Operating Lessee under the Operating Lessee Documents that continues beyond any applicable cure period therefor set forth in such Operating Lessee Documents shall constitute an Event of Default under this Deed of Trust and the other Loan Documents.
Grantor acknowledges that for all purposes in the Loan Documents, Beneficiary’s acceptance of any cure of an Event of Default , and/or Beneficiary’s decision to reinstate the Loan after an Event of Default has occurred, shall be made by Beneficiary in it sole and absolute discretion.
ARTICLE 7

BENEFICIARY’S REMEDIES
Immediately upon or any time after the occurrence and during the continuation of any Event of Default hereunder, Beneficiary may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary may determine in Beneficiary’s sole discretion:
7.1    Performance of Defaulted Obligations. Beneficiary may make any payment or perform any other obligation under the Loan Documents or under Leases which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor. All payments made and expenses (including attorneys’ fees and expenses) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary. In lieu of advancing Beneficiary’s own funds for such purposes, Beneficiary may use any funds of Grantor which may be in Beneficiary’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.
7.2    Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any Default.
7.3    Acceleration of Secured Obligations. Beneficiary may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.
7.4    Suit for Monetary Relief. Subject to the non‑recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Beneficiary may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Grantor’s default under any of the Loan Documents.
7.5    Possession of Property. To the extent permitted by law, Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Beneficiary’s name or in the name of Grantor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Beneficiary under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Beneficiary may elect in its sole discretion.
7.6    Enforcement of Security Interests. Beneficiary may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary’s giving of such notice to Grantor at least five days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.
7.7    Foreclosure Against Property. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust.
(a)    All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Beneficiary, and all attorneys’ and consultants’ fees and expenses incurred by Beneficiary, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale.
(b)    The proceeds of any sale under this Section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order and manner as Beneficiary may elect in its sole discretion; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.
(c)    Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by the laws of the State, and any such inconsistency shall be resolved in favor of the State’s law applicable at the time of foreclosure.
7.8    Appointment of Receiver. To the extent permitted by law, Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered to (a) take possession of the Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith, (b) exclude Grantor and Grantor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Grantor could legally do if Grantor were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Beneficiary may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.
7.9    Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Beneficiary after an Event of Default, Beneficiary may, but shall not be obligated to, use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Grantor and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.
7.10    Surrender of Insurance. Beneficiary may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Grantor hereby appoints Beneficiary (or any officer of Beneficiary), as the true and lawful agent and attorney-in-fact for Grantor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.
7.11    Prima Facie Evidence. Grantor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted.

ARTICLE 8

ASSIGNMENT OF LEASES AND RENTS
8.1    Assignment of Leases and Rents. Grantor hereby unconditionally and absolutely and presently grants, transfers and assigns unto Beneficiary all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; on the condition that Beneficiary hereby grants to Grantor, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default hereunder. Such license shall be revocable by Beneficiary without notice to Grantor at any time after the occurrence of an Event of Default. Grantor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Grantor or by any person or persons whomsoever; and Grantor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Beneficiary the rights, interest, powers and authorities herein granted and conferred. Failure of Beneficiary at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums actually collected.
8.2    Further Assignments. Grantor shall give Beneficiary at any time upon demand any further or additional forms of assignment of transfer of such Rents, Leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such Leases and security.
8.3    Application of Rents. Beneficiary shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Beneficiary hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Beneficiary may determine. The acceptance of this Deed of Trust by Beneficiary or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.
8.4    Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Beneficiary may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (i) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (ii) make, cancel, enforce or modify Leases; (iii) obtain and evict tenants in accordance with applicable law; (iv) fix or modify Rents; (v) do any acts which Beneficiary deems reasonably proper to protect the security thereof; and (vi) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Beneficiary is empowered to do, and in the event Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Beneficiary or such persons shall be additional Secured Obligations. Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Deed of Trust or invalidate any act done pursuant to such notice.
8.5    Authority of Beneficiary. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of indebtedness owing to Beneficiary, or the existence of any default in the Note or this Deed of Trust, or under or by reason of this assignment of Rents and Leases, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Beneficiary for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Beneficiary.
8.6    Indemnification of Beneficiary. Nothing herein contained shall be deemed to obligate Beneficiary to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under any Lease of the Property or by reason of this assignment; and any and all such liability, loss or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Grantor shall reimburse Beneficiary therefor on demand.
ARTICLE 9

MISCELLANEOUS PROVISIONS
9.1    Time of the Essence. Time is of the essence with respect to all of Grantor’s obligations under the Loan Documents.
9.2    Joint and Several Obligations. If Grantor is more than one person or entity, then (a) all persons or entities comprising Grantor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Grantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising

Grantor; (c) any breach, Default or Event of Default by any persons or entities comprising Grantor hereunder shall be deemed to be a breach, Default or Event of Default of Grantor; (d) any reference herein contained to the knowledge or awareness of Grantor shall mean the knowledge or awareness of any of the persons or entities comprising Grantor; and (e) any event creating personal liability of any of the persons or entities comprising Grantor shall create personal liability for all such persons or entities.
9.3    Waiver of Homestead and Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Grantor hereby waives any right it may have to require Beneficiary to marshal all or any portion of the security for the Secured Obligations.
9.4    Intentionally deleted.
9.5    Rights and Remedies Cumulative. Beneficiary’s rights and remedies under each of the Loan Documents are cumulative of the right and remedies available to Beneficiary under each of the other Loan Documents and those otherwise available to Beneficiary at law or in equity. No act of Beneficiary shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.
9.6    No Implied Waivers. Beneficiary shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Beneficiary. Without limiting the generality of the preceding sentence, neither Beneficiary’s acceptance of any payment with knowledge of a Default by Grantor, nor any failure by Beneficiary to exercise any remedy following a Default by Grantor shall be deemed a waiver of such Default, and no waiver by Beneficiary of any particular Default on the part of Grantor shall be deemed a waiver of any other Default or of any similar Default in the future.
9.7    No Third-Party Rights. No person shall be a third-party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will waive or consent to modification of any such provision in Beneficiary’s sole discretion.
9.8    Preservation of Liability and Priority. Without affecting the liability of Grantor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Deed of Trust over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under any of the Loan Documents; (c) accept additional security of any kind for any of the Secured Obligations; or (d) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.
9.9    Subrogation of Beneficiary. Beneficiary shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Loan Documents, regardless of whether such previous encumbrance has been released of record.
9.10    Notices. Any notice required or permitted to be given by Grantor or Beneficiary under this Deed of Trust shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:
If to Grantor:
CHSP Denver LLC
c/o Chesapeake Lodging Trust
1997 Annapolis Exchange Parkway,
Suite 410
Annapolis, Maryland 21401
with a copy to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Lee E. Berner, Esq.
If to Beneficiary:
Western National Life Insurance Company
c/o AIG Asset Management (U.S.), LLC
1999 Avenue of the Stars, 38th Floor
Los Angeles, California 90067-6022
Attn: Director-Mortgage Lending and Real Estate
with a copy to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attn: Peter C. Kelley, Esq.

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.
9.11    Defeasance. Upon payment in full of all of the Secured Obligations, Beneficiary will execute and deliver to Grantor such documents as may be required to release or reconvey this Deed of Trust of record.
9.12    Illegality. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.
9.13    Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Beneficiary and Grantor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note, any prepayment by Grantor, or any other circumstance whatsoever, results in Grantor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Grantor and Beneficiary that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Note (or, at Beneficiary’s option, paid over to Grantor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the Loan.
9.14    Obligations Binding Upon Grantor’s Successors. This Deed of Trust is binding upon Grantor and Grantor’s successors and assigns, and shall inure to the benefit of

Beneficiary, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors and assigns.
9.15    Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.
9.16    Attorneys’ Fees. If Beneficiary refers this Deed of Trust or any other Loan Document to any attorney for collection or seeks legal advice following the occurrence of an Event of Default by or with respect to Grantor that has not been waived by Beneficiary expressly in writing, or if Beneficiary is the prevailing party in any action instituted on this Deed of Trust or any other Loan Document, or if any other judicial or non-judicial proceeding is instituted by Beneficiary or any other person (provided that with respect to any judicial or non-judicial action instituted by any other person, either (A) such person shall consist of Grantor or any affiliate thereof, or (B) such proceeding shall include Grantor or any affiliate thereof as a party thereto, and the facts alleged, on the basis of which any cause of action or claim shall be asserted in such proceeding, involve the action(s) or omission(s) on the part of Grantor or any affiliate thereof under this Deed of Trust or other Loan Document), and an attorney is employed by Beneficiary to appear in any such action or proceeding, or in any action that materially affects Beneficiary’s interest in this Deed of Trust or the Property, or to seek appointment of a receiver to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Beneficiary’s interest in this Deed of Trust or any other security for the Note (including, but not limited to, proceedings under federal bankruptcy law, in eminent domain, under the probate code, on appeal (provided that for Beneficiary to recover appeal costs from Grantor hereunder, Beneficiary shall have to be judicially determined to be a prevailing party in such appeal), in arbitration, or in connection with any municipal, state or federal tax lien), then Grantor and every endorser hereof and every person who assumes the obligations secured by this Deed of Trust or any of the other Loan Documents jointly and severally promise(s) to pay reasonable attorneys’ fees for services performed by Beneficiary’s attorneys, and all costs and expenses (including, without limitation, expert witness reasonable fees, costs of exhibit preparation, document reproduction, postage, telecommunication expenses and courier charges), incurred incident to such employment. If such fees are not paid within ten (10) Business Days after demand therefor by Beneficiary, all such costs and expenses shall bear interest at the Default Rate and the repayment thereof shall also be secured by every instrument securing the indebtedness evidenced hereby.
9.17    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BENEFICIARY AND GRANTOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS DEED OF TRUST, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY AND GRANTOR TO ENTER INTO THE LOAN.
9.18    Governing Law. The substantive,     procedural and internal laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Deed of Trust, without regard to the conflicts of laws principles of such State.
9.19    Inconsistency. In the event of any inconsistency between the terms of the Loan Documents and the terms of that certain Mortgage Loan Application between Grantor and Beneficiary, as amended, the terms of the Loan Documents shall govern and control in all respects.
9.20    Anti-Terrorism. Grantor represents, warrants and covenants to Beneficiary that:
(a)    None of Grantor, Recourse Carve-Out Guarantor or any of their respective constituents (other than holders of interests in Chesapeake Lodging Trust that purchased or acquired such interests through broker dealers licensed in the United States), affiliates, members, officers, directors or any individual who has the authority to execute or authorize, or who has been authorized to execute, and/or whose consent is required for the execution of the Loan Documents on behalf of Grantor or Recourse Carve-Out Guarantor is in violation of any laws relating to terrorism or money laundering, including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (as the same has been, or may hereafter be, renewed, extended, amended or replaced, the “Executive Order”) and the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced, the “Patriot Act”). As used herein, “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including the Executive Order, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be renewed, extended, amended, or replaced).
(b)    None of Grantor, Recourse Carve-Out Guarantor, their respective constituents (other than holders of interests in Chesapeake Lodging Trust that purchased or acquired such interests through broker dealers licensed in the United States), affiliates, members, officers, directors or any individual who has the authority to execute or authorize, or who has been authorized to execute, and/or whose consent is required for the execution of the Loan Documents on behalf of Grantor or Recourse Carve-Out Guarantor, any person having a beneficial interest in Grantor or Recourse Carve-Out Guarantor, any person for whom Grantor or Recourse Carve-Out Guarantor is acting as agent or nominee, is a “Prohibited Person,” which is defined as follows:
(i)    a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)    a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)    a person or entity with whom Beneficiary or any bank or other institutional lender is prohibited from dealing or otherwise engaging in any Anti-Terrorism Law;
(iv)    a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(v)    a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official Website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement Website or other replacement official publication of such list; and
(vi)    a person or entity who is affiliated with a person or entity listed above.
(c)    None of Grantor, Recourse Carve-Out Guarantor, any of their respective constituents (other than holders of interests in Chesapeake Lodging Trust that purchased or acquired such interests through broker dealers licensed in the United States), affiliates, members, officers, directors or any individual who has the authority to execute or authorize, or who has been authorized to execute, and/or whose consent is required for the execution of the Loan Documents on behalf of Grantor or Recourse Carve-Out Guarantor, does or shall (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person or leasing any portion of the Property to any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)    Grantor shall promptly deliver to Beneficiary any certification or other evidence reasonably requested from time to time by Beneficiary confirming Grantor’s compliance with this Section. The representations, warranties and covenants set forth in this Section shall be deemed repeated and reaffirmed by Grantor as of each date that Grantor makes a payment to Beneficiary under the Note, this Deed of Trust and the other Loan Documents or receives any payment from Beneficiary. Grantor shall promptly notify Beneficiary in writing should Grantor become aware of any change in the information set forth in these representations, warranties and covenants.
ARTICLE 10
SPECIAL COLORADO PROVISIONS

10.1    Inconsistencies with State Provisions. In the event of any inconsistencies between this Article 10 of this Deed of Trust and any other terms and provisions of this Deed of Trust , the terms and conditions of this Article 10 of this Deed of Trust shall control and be binding.
10.2    Foreclosure. Notwithstanding anything to the contrary contained in this Deed of Trust, the following provisions shall apply with respect to foreclosure proceedings:
(a)    Public Trustee. Beneficiary may foreclose this Deed of Trust, insofar as it encumbers the Property, by way of a trustee’s sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statutes, as currently in effect, as amended, or in any other manner then permitted by law. If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion. Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks’ public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Property is located.
(b)    Judicial Foreclosure. The right to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction is also hereby given.
(c)    Expenses of Trustee’s Sale or Foreclosure. All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, all costs of any receivership for the Property advanced by Beneficiary, and all attorneys’ and consultants’ fees incurred by Beneficiary, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimates as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examination, title insurance policies and similar data and assurances with respect to title, as Trustee or Beneficiary may deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Property, together with and including the fees and expenses of the Trustee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale.
(d)    Proceeds of Trustee’s or Foreclosure Sale. The proceeds of a foreclosure sale of the Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including without limitation all such items as are mentioned in Section 10.2(c); second, all other items which, under the terms hereof or the other Loan Documents, constitute obligations additional to that evidenced by the Note, with interest on such items as herein provided; third, to interest remaining unpaid upon the Note; fourth, to the principal remaining unpaid upon the Note; fifth, to all other amounts due to Beneficiary under the Loan Documents; and lastly, to Grantor and its successors or assigns, as their rights may appear.

(e)    Beneficiary’s Credit Bid. Beneficiary may bid at any such foreclosure sale, and in connection therewith Beneficiary may credit bid all or any portion of the Secured Obligations (including, without limitation, the Trustee’s fees and expenses, Beneficiary’s attorneys; and appraisal fees, and all other expenses incurred by Beneficiary in undertaking the foreclosure).
(f)    Insurance Upon Foreclosure. In case of an insured loss after judicial foreclosure or Trustee’s sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due upon the Loan. In the event of judicial foreclosure, Beneficiary is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of the said insurance policies.
(g)    No Conflict. Nothing in this Section 10.2 or elsewhere in the Deed of Trust dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.
10.3    Additional Waivers. To the full extent that the covenants and waivers contained in this Section 10.3 are permitted by law, but not otherwise, (a) Grantor hereby waives any and all rights under, and covenants and agrees that it will not at any time insist upon or plead or in any manner whatsoever claim or take advantage of, any stay, exemption, moratorium or extension law hereafter in effect or any law now or hereafter in effect providing for the valuation or appraisement of the Property or any part thereof prior to any sale or sales thereof and Grantor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to Trustee or Beneficiary, but will suffer and permit the execution of every such right, power and remedy as though no such law or laws have been made or enacted; and (b) Grantor hereby waives, and subordinates to the lien of this Deed of Trust, any rights that Grantor may have in or to the Property as a homestead exemption under existing law or under any similar law that may hereafter be enacted, such waiver and subordination to be effective in connection with either a judicial or foreclosure sale under this Deed of Trust or Beneficiary’s redemption of the Property in the case of a judicial or foreclosure sale to enforce an encumbrance prior in right to that of this Deed of Trust.
10.4    Waiver Of Homestead And Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law.
ARTICLE 11
PROVISIONS REGARDING CONDOMINIUM DOCUMENTS AND MASTER DECLARATION DOCUMENTS

11.1    Assignment and Grant of Security Interest. As additional security for the payment and performance of all Secured Obligations of Grantor to Beneficiary, and subject to the provisions hereof, Grantor hereby grants a security interest in, and transfers, assigns and conveys to Beneficiary, all of Grantor’s rights, powers, privileges, obligations, title, and interests in, to and under the Condominium Documents and the Master Declaration Documents, whether now owned or hereafter acquired, including, without limitation, all of Grantor’s rights, powers, privileges, obligations, title, and interests thereunder as “Declarant,” “Member,” “Owner” or owner of the “Hotel Unit” (all as defined in the Condominium Documents or the Master Declaration Documents, as applicable) or any other capacity thereunder. Grantor hereby authorizes Beneficiary to file and/or record one or more UCC-1 financing statements in such jurisdictions as Beneficiary shall deem appropriate in order to reflect and perfect such grants of security interests.
11.2    Exercise of Beneficiary’s Remedies. Although it is the intention of the parties that the provisions of this Article 11 constitute a present assignment, it is expressly understood and agreed, notwithstanding anything herein contained to the contrary, that Beneficiary shall not exercise any of the rights and powers conferred upon it herein until and unless there shall occur and be continuing an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Beneficiary shall have the right (but not the obligation) to assume all obligations of Grantor under the Condominium Documents and the Master Declaration Documents. Nothing herein contained shall be deemed to affect or impair any other rights or remedies that Beneficiary may have under this Deed of Trust or the other Loan Documents.
11.3    Rights Under Documents.
(a)Following an Event of Default, (i) Beneficiary shall have the right to exercise the rights of Grantor under the Condominium Documents and the Master Declaration Documents (whether in its capacity as “Declarant,” “Member,” “Owner,” owner of the “Hotel Unit” or any other capacity thereunder), including without limiting the generality of the foregoing, all voting rights accruing to the Grantor under the terms of the Condominium Documents and the Master Declaration Documents, it being understood that in the event of an Event of Default by the Grantor under the terms of any of the Loan Documents, Beneficiary may vote in the place and stead of the Grantor under the Condominium Documents and the Master Declaration Documents, (ii) Beneficiary shall have the right to exercise the rights of Grantor as a member, owner, board member, officer or shareholder of or in any and all Associations (whether in its capacity as “Declarant,” “Member,” or “Owner,” owner of the “Hotel Unit” or any other capacity thereunder), and (iii) Beneficiary may exercise any and all rights, powers and remedies (including, without limitation, voting, approval, consent and waiver rights) of Grantor under any and all of the Condominium Documents and the Master Declaration Documents, and Grantor hereby nominates and appoints the Beneficiary as the Grantor’s irrevocable proxy and attorney-in-fact to vote and to act with respect to all of such rights, powers and remedies (including, without limitation, voting, approval, consent and waiver rights, rights to remove any and all directors, board members, committee members and officers of any and all Associations, that were appointed by Grantor, and to replace such removed directors, board members, committee members and officers, and the right to elect or appoint, and vote to elect or appoint, any and all directors, board members, committee members and officers of any and all Associations) under any and all of the Condominium Documents and the Master Declaration Documents. The rights granted to Beneficiary under such proxy and power of attorney shall be irrevocable, but shall automatically terminate upon payment of all amounts outstanding under the Loan Documents in full. Written notice of Event of Default from Beneficiary to the applicable Association, or to any “Board of Directors” formed or constituted from time to time under the Condominium Documents or the Master Declaration Documents, or given in any other manner prescribed therefor under the Condominium Documents or the Master Declaration Documents shall be deemed conclusive as to the existence of such Event of Default and as to the Beneficiary’s rights and privileges under this paragraph. The provisions of this paragraph shall in no event render the Beneficiary liable for any common charges or assessments required by the Condominium Documents or the Master Declaration Documents, nor shall they cause, in and of themselves, the Beneficiary to be deemed a declarant.
(b)If Beneficiary, its nominee, designee, successor, or assignee acquires title to any portion of the Property by reason of foreclosure of the Deed of Trust, deed in lieu of foreclosure, private sale pursuant to applicable law, Beneficiary, its nominee, designee, successor, or assignee, or any such other person or entity, shall (i) succeed to all of the rights of and benefits accruing to Grantor under the Condominium Documents and the Master Declaration Documents, (ii) be entitled to exercise all of the rights and benefits accruing to Grantor under the Condominium Documents and the Master Declaration Documents, as if such party were named as the “Declarant,” “Member,” “Owner,” owner of the “Hotel Unit” or other applicable party thereunder, and (iii) have the immediate right to remove any and all directors, board members, committee members and officers of the Condominium Association or any other Association that were appointed by Grantor, and to replace such removed directors, board members, committee members and officers. If at any time Grantor has appointed any director, board member, committee member or officer of the Condominium Association or any other Association, Grantor shall cause all such directors, board members, committee members and officers appointed by Grantor from time to time to deposit with Beneficiary a written resignation which shall be irrevocable, but the effectiveness of which shall be subject to a condition subsequent that shall be deemed automatically and immediately satisfied in the event that (x) an Event of Default shall have occurred and be continuing under any Loan Document, and (y) Beneficiary, a receiver or a purchaser at a foreclosure sale shall have taken possession of the Property.
11.4    Documents. Grantor shall not take any of the following actions or omit to take any such actions or cause, permit, or suffer any Association to take any of the following actions or omit to take any such action under the Condominium Documents or and the Master Declaration Documents (to the extent that Grantor can control such Association through its voting power, through the voting powers of any member or members of any board of directors or committee appointed by it, or otherwise), in each case except after notice to the Beneficiary and with the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed: (i) cancel, terminate, modify, supplement or amend the Condominium Documents or the Master Declaration Documents, (ii) forgive any material obligation under the Condominium Documents or the Master

Declaration Documents, (iii) fail to perform any material obligation under the Condominium Documents or the Master Declaration Documents, (iv) further assign Grantor’s rights under the Condominium Documents or the Master Declaration Documents, or any portion thereof, (v) withdraw any portion of the Property from the Condominium Documents or the Master Declaration Documents, or from any Association or dissolve any Association, or (vi) take any action which, if such action were to be taken by Grantor would require Beneficiary’s prior written consent under the provisions of the Loan Documents or would constitute a violation, breach or default by Grantor under any Loan Document, assuming for such purpose that any common areas or common elements under the Condominium Documents and the Master Declaration Documents were subject to the lien of this Deed of Trust (including without limitation, taking any action to convey, encumber or otherwise transfer any interest in such common areas or common elements). Grantor shall not, except with the prior written consent of Beneficiary approve or vote (whether directly or through any member appointed by Grantor to any board of directors or committee formed pursuant to the Condominium Documents or the Master Declaration Documents) in favor of any change the percentage interests or other interest or obligations of the Property under the Condominium Documents or the Master Declaration Documents for any purpose, including without limitation, for the purpose of (i) levying assessments or charges or allocating expenses, (ii) allocating distributions of hazard insurance proceeds or condemnation awards or (iii) determining the pro-rata share of ownership. Grantor shall deliver to Beneficiary a copy of each budget, financial statement, report or notice that is delivered to it by any Association, manager, owner or other party pursuant to the Condominium Documents or the Master Declaration Documents promptly after Grantor’s receipt of the same.
11.5    Beneficiary’s Right to Cure. In the event of any default by Grantor under the Condominium Documents or the Master Declaration Documents, or the occurrence of an Event of Default beyond any applicable notice and cure period and during the continuation thereof, Beneficiary shall have the right (but not the obligation), upon notice to Grantor, and until such default is cured, to cure any default and take any action under the Condominium Documents or the Master Declaration Documents, to preserve the same. Grantor hereby grants to Beneficiary the reasonable right of access to the Property for this purpose, if such action is necessary. Such action by Beneficiary shall not be deemed an election by Beneficiary as provided in Section 11.2 hereof.
11.6    Representations and Warranties of Grantor. Grantor hereby represents and warrants to Beneficiary that (a) it has not executed any prior assignment of the Condominium Documents or the Master Declaration Documents or granted any prior security interest or lien on Grantor’s interest thereunder, and (b) except as provided herein, it has not executed or granted any modification whatsoever of the Condominium Documents or the Master Declaration Documents, either orally or in writing.
11.7    Limitation of Beneficiary’s Liability. Notwithstanding anything contained in the Condominium Documents or the Master Declaration Documents to the contrary, the interest of Grantor therein is assigned and transferred to Beneficiary by way of collateral security only, Beneficiary by its acceptance hereof shall not be deemed to have assumed or become liable for any of the obligations or liabilities of Grantor under the Condominium Documents or the Master Declaration Documents, whether provided for by the terms thereof, arising by operation of law or otherwise. Grantor hereby acknowledges that Grantor shall remain liable for the due performance of Grantor’s obligations under the Condominium Documents and the Master Declaration Documents to the same extent as though this Deed of Trust had not been made, until such time as Beneficiary exercises its rights under Section 11.2 above (at which time Beneficiary shall become liable for all such obligations and future liabilities that accrue during such time as Beneficiary is exercising its rights under Section 11.2 above). It is expressly intended, understood and agreed that this Deed of Trust and the other Loan Documents are made and entered into for the sole protection and benefit of Beneficiary and Grantor, and their respective successors and assigns (but in the case of assigns of Grantor, only to the extent permitted hereunder and under the Loan Documents), and no other person or persons shall have any right of action hereunder or rights to the proceeds of the Loan at any time; that no third party shall under any circumstances be entitled to any equitable lien on the undisbursed proceeds of the Loan at any time. The relationship between Beneficiary and Grantor is solely that of a lender and borrower, and nothing contained herein shall in any manner be construed as making the parties hereto partners or joint venturers or creating any other relationship other than lender and borrower.
11.8    Election of Remedies. The provisions set forth in this Article 11 shall be deemed a special remedy given to Beneficiary and shall not be deemed exclusive of any of the remedies granted in the Note, Deed of Trust or the Loan Documents but shall be deemed an additional remedy and shall be cumulative with the remedies therein and elsewhere granted Beneficiary, all of which remedies shall be enforceable concurrently or successively. No exercise by Beneficiary of any of its rights hereunder shall cure, waive or affect any default hereunder or any Event of Default under the Note, Deed of Trust or the other Loan Documents. No inaction or partial exercise of rights by Beneficiary shall be construed as a waiver of any of its such rights and remedies, and no waiver by Beneficiary of any such rights and remedies shall be construed as a waiver by Beneficiary of any of its other rights and remedies.
11.9    Waiver and Indemnity. Grantor hereby agrees that no liability shall be asserted or enforced by Grantor against Beneficiary in its exercise of the powers and rights granted in this Article 11, except in the event caused by the gross negligence or willful misconduct of Beneficiary. Grantor hereby agrees to indemnify, defend and hold Beneficiary harmless from and against any and all liability, expense, cost or damage which Beneficiary may incur by reason of act or omission of Grantor under the Condominium Documents and the Master Declaration Documents.

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[SIGNATURE PAGE TO FEE AND LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT, AND ASSIGNMENT OF LEASES AND RENTS]
IN WITNESS WHEREOF, Grantor has executed and delivered this Deed of Trust as of the date first mentioned above.

CHSP DENVER LLC, a Delaware limited liability company
By: /s/ Graham Wootten Graham Wootten Vice President and Secretary

NOTARY ACKNOWLEDGMENT

STATE OF    Virginia            )
)ss.

COUNTY OF Fairfax                )
The foregoing instrument was acknowledged before me, a notary public, this _12th___day of July, 2012, by Graham Wootten________________ as _Vice President_________ of CHSP DENVER LLC, a Delaware limited liability company.

Witness my hand and official seal.
/s/ Nancy Carolyn Zeis

My Commission Expires: 4/30/2014______            [Notary Seal]

EXHIBIT A
to
DEED OF TRUST
(Legal Description)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF DENVER, STATE OF COLORADO, AND IS DESCRIBED AS FOLLOWS:

Hotel Unit,

ARCO TOWER AND MARRIOTT HOTEL COMPLEX,

According to the Condominium Declaration recorded July 31, 1981, in Book 2422 at Page 558, and amended by First Amendment to Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center, dated May 24, 2007, recorded May 29, 2007 at Reception 2007083600, and Condominium Map recorded in Map Book 19 at Page 66, City and County of Denver, State of Colorado, more particularly described as follows:

PARCEL 1:

Lots 5 to 20, Block 141, EAST DENVER; TOGETHER WITH the Northwesterly 1/2 of the vacated alley Adjoining said Lots 5 to 16; and

TOGETHER WITH the Southeasterly 1/2 of the vacated alley Adjoining said Lots 17 to 20;

AND Lots 23 to 32, Block 141, EAST DENVER;
TOGETHER WITH the Southeasterly 1/2 of the vacated alley Adjoining said Lots 23 to 32, City and County of Denver, State of Colorado

EXCEPTING THEREFROM:

That part of Lot 8, Lots 9 to 19, and part of Lots 20 to 25, together with the vacated alley adjacent to said Lots, all in Block 141, East Denver, the plat of which is recorded in Plat Book 1, Page 1, City and County of Denver, State of Colorado, more particularly described as follows:

Beginning at the South corner of said Block 141;

Thence Northwesterly along the Southwesterly line of said Block, 266.50 feet to the West corner of said Block; Thence Northeasterly along the Northwesterly line of said Block, 214.10 feet to a point; Thence Southeasterly on a deflection angle to the right of 90°00'00" a distance of 184.17

Exhibit A-1

feet; Thence Southwesterly on a deflection angle to the right of 90°00'00" a distance of 131.20 feet; Thence Southeasterly on a deflection angle to the left of 90°00'00" a distance of 82.33 feet to the Southeasterly line of said Block;

Thence Southwesterly along said Southeasterly line, 82.80 feet to the Point of Beginning.

Note: The Tax Parcel Number for the above is 02345-16-018-018.

The following parcels are held as tenants under the ground leases and subterranean ground lease described more particularly below:

PARCEL 2:

Leasehold Estate created by Lease by and between Andrew Eugene Perry, Jr., "Landlord", and The First National Bank of Denver, "Tenant", dated July 1, 1969 and recorded November 24, 1969 in Book 112 at Page 309, Perry Lease Assignment and Assumption recorded January 26, 1973 in Book 634 at Page 268, First Amendment to Ground Lease Agreement recorded March 9, 1977 in Book 1401 at Page 63, Partial Assignments recorded July 30, 1981 in Book 2422 at Pages 96 and 113, Partial Assignments recorded January 6, 1982 in Book 2510 at Pages 492 and 505, Partial interest assignments by Deeds recorded January 6, 1982 in Book 2510 at Pages 428 and 514, Deed dated as January 4, 1982 and recorded January 6, 1982 in Book 2510 at Page 505 and 514, and Assignment by deed recorded February 10, 1986 at Reception No. 026611, and Special Warranty Deed dated June 30, 1995 and recorded August 30, 1995 at Reception No. 9500076811, Acknowledgement and Agreement recorded August 30, 1995 at Reception No. 9500076812, and Warranty Deed dated February 25, 2000 and recorded May 17, 2000 at Reception No. 2000069453, Acknowledgement and Agreement recorded May 17, 2000 at Reception No. 2000069460, Acknowledgement and Agreement Relating to Perry Lease Assignment and Assumption dated May 24, 2007, recorded May 29, 2007 at Reception No. 2007083604, and Acknowledgement and Agreement Relating To Perry Lease Assignment and Assumption recorded October 5, 2011 at Reception No. 2011111576, covering the following described real property:

Lots 1 to 4,
Block 141,
EAST DENVER,
TOGETHER WITH the Northwesterly 1/2 of the vacated alley adjoining said Lots 1 to 4;
City and County of Denver, State of Colorado.

PARCEL 3:

Leasehold Estate created by Ground Lease Agreement by and between Margaret Plettner Counter and Neil Horan, as Special Fiduciary in the matter of the Testamentary Trust of Maude B. Plettner, also known as Maude Brown Plettner, deceased, and in the matter of the Testamentary Trust of Harry C. Brown, also known as H.C. Brown, deceased, as Lessors and U.I.D.C.-Denver, Inc., as Lessee, dated March 19, 1973 and Memorandum of Ground Lease Agreement recorded April 4, 1973 in Book 671 at Page 139, First Amendment to Ground Lease Agreement recorded February

Exhibit A-1

8, 1977 in Book 1387 at Page 426, Partial Lease Assignment and Assumption Agreement recorded July 30, 1981 in Book 2422 at Page 121, deed dated as January 4, 1982 and recorded January 6, 1982 in Book 2510 at Pages 428, 505 and 514, and Assignment by deed recorded February 10, 1986 at Reception No. 026611 and Acknowledgement and Agreement relating to the Plettner Lease Assignment and Assumption recorded June 30, 1995 at Reception No. 9500076813 and Acknowledgment and Agreement relating to Plettner Lease Assignment and Assumption recorded May 17, 2000 at Reception No. 2000069461, and Warranty Deed dated February 24, 2000 and recorded May 17, 2000 at Reception No. 2000069453, and Acknowledgment, Agreement Relating to Plettner Lease Assignment and Assumption dated May 24, 2007, recorded May 29, 2007 at Reception No. 2007083602, and Acknowledgment and Agreement Relating to Plettner Lease Assignment and Assumption recorded October 5, 2011 at Reception No. 2011111577, covering the following described real property:

Lots 21 and 22, except the Westerly 42.92 feet of said Lots 21 and 22, Block 141, EAST DENVER, City and County of Denver, State of Colorado
PARCEL 4:

Leasehold Estate created by Ground Lease and Sublease Agreement by and among Energy Center I Venture, Energy Center III Venture and Denver Energy Center Hotel Partnership, dated July 15,1981 and recorded July 31, 1981 in Book 2422 at Page 511, Assignment and Assumption Agreement recorded January 6, 1982 in Book 2510 at Page 500, deed dated as January 4, 1982 and recorded January 6, 1982 in Book 2510 at Pages 428, 505 and 514 and deed dated January 1, 1986 and recorded February 10, 1986 at Reception No. 026611, and Special Warranty Deed dated June 30, 1995 and recorded August 30, 1995 at Reception No. 9500076811 and Acknowledgement and Agreement relating to Ground Lease Assignment and Assumption recorded August 30, 1995 at Reception No. 9500076814, and Warranty Deed dated February 24, 2000 and recorded May 17, 2000 at Reception No. 2000069453, and Acknowledgment and Agreement Relating to Ground Lease Assignment and Assumption recorded May 17, 2000 at Reception No. 2000069462, Acknowledgment and Agreement Relating to Ground Lease Assignment and Assumption dated May 24, 2007, recorded May 29, 2007 at Reception No. 2007083603, and Acknowledgement and Agreement Relating to Ground Lease Assignment and Assumption recorded October 5, 2011 at Reception No. 2011111578, covering the following described real property:

A part of Lots 20, 21, 22, 23, 24 and 25, all of Lots 17, 18 and 19, together with a portion of the vacated alley adjacent to said Lots; all in Block 141, East Denver, City and County of Denver, State of Colorado, the plat of which is recorded in Plat Book 1, Page 1, being more particularly described as follows:
Beginning at the south corner of said Block 141;
Thence northeasterly along the southeasterly line of said Block, a distance of 82.80 feet to a point;
Thence on a deflection angle of 90°00'00" to the left, a distance of 82.33 feet;
Thence on a deflection angle of 90°00'00" to the right, a distance of 131.20 feet;
Thence on a deflection angle of 90°00'00" to the left, a distance of 48.34 feet;
Thence on a deflection angle of 90°00'00" to the left, a distance of 79.83 feet;
Thence on a deflection angle of 90°00'00" to the left, a distance of 4.34 feet;
Thence on a deflection angle of 90°00'00" to the right, a distance of 49.00 feet;

Exhibit A-2

Thence on a deflection angle of 45°00'00" to the right, a distance of 0.24 feet;
Thence on a deflection angle of 45°00'00" to the left, a distance of 71.00 feet;
Thence on a deflection angle of 90°00'00" to the right, a distance of 10.17 feet;
Thence on a deflection angle of 90°00'00" to the left, a distance of 14.05 feet to the southwesterly line of said Block; Thence southeasterly along said southwesterly line, a distance of 136.67 feet to the Point of Beginning.

Parcel A1:

Beneficial Interest as specified under the Master Declaration of Covenants, Easement Rights and Restrictions, which was recorded July 31, 1981 in Book 2422 at Page 442 as assigned by documents recorded January 6, 1982 in Book 2510 at Page 428, Book 2510 at Page 488, Book 2510 at Page 505 and Book 2510 at Page 514 and as amended by First Amendment to Master Declaration of Covenants, Easements, Rights and Restrictions recorded Jun 30, 1995 as Reception No. 9500076810.

Parcel A2:

Beneficial Interest as specified in as set forth in the Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center, Denver, Colorado, recorded July 31, 1981 In Book 2422 at Page 558, amended by First Amendment to Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center, dated May 24, 2007, recorded May 29, 2007 at Reception No. 2007083600.
Parcel A3:

Beneficial Interest as specified under the Declaration of Restrictions recorded July 31, 1981 in Book 2422 at Page 672 and re-recorded August 20, 1981 in Book 2436 at page 411.

Parcel A4:

Beneficial Interest in an easement for parking spaces, together with reasonable ingress and egress as described in Parking Easement Agreement recorded December 23, 1981 in Book 2504 at Page 236, and assigned by instruments recorded January 6, 1982 in Book 2510 at Pages 439 and 527, and recorded February 10, 1986 at Reception No. 026611, and as assigned by Hotel Unit Parking Easement Assignment and Assumption Agreement recorded June 30, 1995 at Reception No. 9500076817, and as assigned by Assignment and Assumption Agreement recorded October 5, 2011 at Reception No. 2011111575.

Exhibit A-3

LEASEHOLD ADDENDUM TO DEED OF TRUST
This Leasehold Addendum to Deed of Trust (“Addendum”) is attached to and made a part of that certain Fee and Leasehold Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents (the “Deed of Trust”) executed by CHSP DENVER LLC, a Delaware limited liability company (“Grantor”), for the benefit of WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas corporation (“Beneficiary”). This Addendum shall constitute a part of the Deed of Trust and shall supplement the terms and conditions of the Deed of Trust. In the event of a conflict between the terms of the Deed of Trust and this Addendum, the terms of this Addendum shall prevail. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Deed of Trust. The term “Deed of Trust,” as such term appears in any of the Loan Documents, shall mean and refer to the Deed of Trust, as supplemented by this Addendum, together with all exhibits.
1.Granting Clause. The granting language set forth in Section 2.1 of the Deed of Trust shall extend to and include, and Grantor does hereby grant, bargain, sell, warrant and convey to Trustee, in trust with power of sale, for the use and benefit of Beneficiary, the entire right, title and interest of Grantor in and to the Leasehold Estate (hereinafter defined) demised to Grantor pursuant to the terms and conditions of the Primary Leases (hereinafter defined), together with any other or greater interest in the Property hereafter acquired by Grantor, including, but not limited to, any fee estate hereafter acquired by Grantor in the land or improvements demised to Grantor under the provisions of such Primary Leases, and the entire right, title and interest of Grantor in, to and under the Primary Leases. Except for that portion of the Property in which Grantor’s interest therein is in the nature of a leasehold estate, the Deed of Trust shall be deemed to encumber, and to grant, bargain, sell, warrant and convey to Trustee, in trust with power of sale, for the use and benefit of Beneficiary, the fee simple title to the entire Property. As used herein, the term “Primary Leases” shall mean those certain three (3) ground leases described in Schedule LA-1 to this Addendum. Grantor is the lessee or tenant under each of the Primary Leases.
2.Representations and Warranties. Grantor hereby represents, covenants and warrants to Beneficiary that:
(a)    Grantor is the sole owner and holder of the entire leasehold estate demised pursuant to the Primary Leases (referred to herein as the “Leasehold Estates”) and the entire right, title and interest of the lessee or tenant under each Primary Lease creating each such Leasehold Estate, and such Leasehold Estates and Grantor’s interest under such Primary Leases are free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions. The foregoing representation shall, as to that portion of the Property in which Grantor’s interest therein is in the nature of a leasehold estate, be deemed to supersede the representation set forth in Section 3.1(a) of the Deed of Trust;
(b)    Each of the Primary Leases is in full force and effect and unmodified except as set forth on Schedule LA-1 to this Addendum;

Addendum-1

(c)    all rents (including any additional rents and other charges) reserved in the Primary Leases have been paid to the extent they were payable prior to the date hereof;
(d)    there are no defaults under the Primary Leases by Grantor or, to the best knowledge of Grantor, any other party thereto and there are no events or circumstances existing which, after notice or the passage of time, or both, would constitute a default or an event of default under such Primary Leases; and
(e)    Grantor has obtained all such consents and approvals to mortgage, pledge, assign, transfer, grant, bargain, sell, warrant, convey and/or encumber Grantor’s interest in and to the Leasehold Estates and/or the Primary Leases which are required from the landlord or lessor under the Primary Leases, and Beneficiary is, and at all times will be, free to exercise its rights and powers pursuant to the Deed of Trust, including each of the rights set forth in Article 7 thereof, without any further consent or approval of the landlord or lessor under such Primary Leases.
3.Payments. Grantor will pay or cause to be paid all rents, additional rents, taxes, assessments, water rates, sewer rents, and other charges mentioned in and made payable by the Primary Lease for which provision has not been made hereinbefore, when and as often as the same shall become due and payable, and Grantor will within ten (10) days following Beneficiary’s request therefor deliver to Beneficiary evidence of such payments.
4.Performance of Primary Lease. Grantor shall timely pay and perform, in a timely manner, each of its obligations under or in connection with the Primary Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain the Primary Leases in full force and effect in accordance with its terms. Grantor shall immediately furnish to Beneficiary copies of any notices given to Grantor by the lessor under any Primary Lease, alleging the default by Grantor in the timely payment or performance of its obligations under such Primary Lease and any subsequent communication related thereto. Grantor shall also promptly furnish to Beneficiary copies of any notices given to Grantor by the lessor under any Primary Lease, extending the term of such Primary Lease, requiring or demanding the expenditure of any sum by Grantor (or demanding the taking of any action by Grantor), or relating to any other material obligation of Grantor under such Primary Lease or any subsequent communication related thereto. At any time that a Default is continuing, and otherwise at any time following not less than five (5) days’ prior notice to Grantor, Beneficiary, in its sole discretion, may advance any sum or take any action which Beneficiary believes is necessary or required to maintain each Primary Lease in full force and effect, and all such sums advanced by Beneficiary, together with all costs and expenses incurred by Beneficiary in connection with action taken by Beneficiary pursuant to this Section, shall be due and payable by Grantor to Beneficiary upon demand, shall bear interest until paid at the “Default Rate” (as that term is defined in the Note), and shall be secured by the Deed of Trust.
5.No Modification or Cancellation. Grantor will neither do nor neglect to do anything which may cause or permit the termination of any Primary Lease. Grantor will not surrender the Leasehold Estate or its interest in and to any Primary Lease, nor terminate or cancel or suffer the termination or cancellation of any Primary Lease, and it will not without the express written consent of Beneficiary modify, change, supplement, alter or amend any Primary Lease, either orally

Addendum-2

or in writing, and as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in each Primary Lease, Grantor hereby assigns to Beneficiary all of its rights, privileges and prerogatives under each Primary Lease to terminate, cancel, modify, change, supplement, alter or amend such Primary Lease, and any such termination, cancellation, modification, change, supplement, alteration or amendment of any Primary Lease without the prior written consent thereto by Beneficiary shall be void and of no force and effect. Grantor does hereby expressly release, relinquish and surrender unto Beneficiary all of Grantor’s right, power and authority to cancel, surrender, amend, modify or alter in any way the terms and provisions of each Primary Lease and any attempt on the part of Grantor to exercise any such right without the written authority and consent thereto of Beneficiary being first had and obtained shall constitute an Event of Default hereunder and the entire indebtedness secured hereby shall, at the option of Beneficiary, become due and payable forthwith and without notice.
The foregoing notwithstanding, so long as there is no Event of Default hereunder, or in the performance by Grantor of any of the terms, covenants and conditions in any Primary Lease, Beneficiary shall have no right to terminate, cancel, modify, change, supplement, alter or amend such Primary Lease.
6.No Subordination. Grantor shall not subordinate any Primary Lease or any of the Leasehold Estates to any mortgage, deed of trust or other encumbrance of, or lien on, the fee interest of any owner of the Property. Any such attempted subordination shall be void and of no force or effect.
7.Subleases. All leases or subleases (other than the Operating Lease) entered into by Grantor with respect to all or any portion of the Property (and all existing subleases modified or amended by Grantor) shall provide that if Beneficiary forecloses under this or any other deed of trust encumbering the Property or enters into a new lease with the landlord under any Primary Lease, whether pursuant to the provisions for a new lease contained in such Primary Lease, in any Landlord Estoppel Agreement executed for the benefit of Beneficiary, or otherwise, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of such Primary Lease.
8.Prepaid Rents; Security Deposits. Grantor hereby assigns to Beneficiary a security interest in any and all prepaid rents and security deposits and all other security which the landlord under any Primary Lease now or hereafter holds for the performance of Grantor’s obligations thereunder.
9.Estoppels. Promptly upon demand by Beneficiary (which demand may be made at any time that a Default is continuing, and otherwise may not be made more than once in any calendar year), Grantor shall use reasonable efforts to obtain from the landlord under each Primary Lease and furnish to Beneficiary an estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults under the Primary Lease, the specific nature of any claimed defaults, and such other matters as may be reasonably requested by Beneficiary.

Addendum-3

10.No Waiver. Grantor will not waive, excuse, condone or in any way release or discharge the lessor or landlord under any Primary Lease of or from the obligations, covenants and agreements by said lessor or landlord to be done and performed.
11.Arbitration; Appraisal and Legal Proceedings. Grantor shall notify Beneficiary of any arbitration, appraisal or legal proceedings involving obligations under any Primary Lease, and Beneficiary may intervene in any such proceeding and be made a party. Grantor shall promptly provide Beneficiary with a copy of any decision rendered in any such proceeding.
12.Default Under or Termination of Primary Lease; Performance by Beneficiary. The occurrence of any default, after the expiration of any notice, grace and cure periods, by Grantor under any Primary Lease, or the termination of any Primary Lease before the expiration of the term thereof for any reason, without the prior written consent of Beneficiary, shall constitute an Event of Default under the Deed of Trust and under each of the other Loan Documents. For purposes of determining whether a default exists, Beneficiary shall be entitled to rely on, and accept as correct, any notice of default delivered by the lessor under the applicable Primary Lease. Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any default by Grantor in the performance of or compliance with any of Grantor’s covenants and obligations under any Primary Lease. In such event, the performance by Beneficiary on behalf of Grantor shall not remove or waive, as between Grantor and Beneficiary, the corresponding default under the terms hereof and any amount advanced and any costs incurred in connection therewith, with interest thereon at the Default Rate (as defined in the Note), shall be repayable by Grantor without demand and shall be secured hereby and any such failure aforesaid shall be subject to all of the rights and remedies of Beneficiary under the Deed of Trust available on account of any Event of Default hereunder.
13.Advances by Beneficiary. To the extent permitted by law, the price payable by Grantor or by any other party so entitled, in the exercise of the right of redemption, if any, from a sale of the Property under a judicial order or decree of foreclosure of the Deed of Trust shall include all rents paid and other sums advanced by Beneficiary on behalf of Grantor as the tenant or lessee under any Primary Lease.
14.Merger. So long as any of the indebtedness secured by the Deed of Trust shall remain unpaid, unless Beneficiary shall otherwise consent in writing, the fee title to the Property and the Leasehold Estates shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in the landlord or in the tenant, or in a third party, by purchase or otherwise. Grantor further covenants and agrees that, in case Grantor shall acquire the fee title, or any other estate, title or interest in the Property, covered by any Primary Lease, the Deed of Trust shall attach to and cover and be a lien upon such other estate so acquired, and such other estate so acquired by Grantor shall be considered as mortgaged, assigned or conveyed to Beneficiary and the lien hereof shall cover such estate with the same force and effect as though specifically herein mortgaged, assigned or conveyed. The provisions of this Paragraph 15 shall not apply in the event Beneficiary acquires the fee title to any portion of the Property covered by a Primary Lease except if Beneficiary shall so elect.

Addendum-4

15.Rights of Beneficiary. Beneficiary shall have the right at any time during the term of each Primary Lease to:
(a)    do any act or thing required of Grantor under the Primary Lease that Grantor fails to do, and any act or thing done and performed by Beneficiary shall be as effective to prevent a forfeiture of Grantor’s rights under the Primary Lease as if done by Grantor itself; and
(b)    realize on the security afforded by the Leasehold Estate under the Primary Lease by exercising foreclosure proceedings or power of sale or other remedy afforded at law or in equity, or under the Deed of Trust, and to:
(i)transfer, convey or assign the title of Grantor in the Primary Lease for the estate created by the Primary Lease to any purchaser at any foreclosure sale, whether the foreclosure sale is conducted pursuant to court order or pursuant to the power of sale contained in the Deed of Trust; and
(ii)acquire and succeed to the interest of Grantor under the Primary Lease by virtue of any foreclosure sale, whether the foreclosure sale is conducted pursuant to court order or pursuant to the power of sale contained in the Deed of Trust, or by assignment or deed in lieu of foreclosure.
Application of Insurance Proceeds and/or Condemnation Awards. Notwithstanding anything contained in Section 4.5 or 4.8 of the Deed of Trust to the contrary, Beneficiary shall have no obligation to apply insurance proceeds and/or condemnation awards to pay for repairs or replacements necessitated by a casualty and/or condemnation unless Grantor is the party under the applicable Primary Lease(s) responsible for such repair or replacement. Notwithstanding anything contained herein to the contrary, insurance proceeds shall be released by Beneficiary for the repairs, restoration and replacements necessitated by the applicable casualty if and to the extent required pursuant to the terms of the Primary Leases, and any condemnation award or payment shall be applied by Beneficiary in accordance with the terms of the Primary Leases if and to the extent required pursuant to the terms of the Primary Leases.
16.Bankruptcy Code.
(a)    Attachment to Right to Remain in Possession. The lien of the Deed of Trust shall attach to all of Grantor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Grantor’s rights to remain in possession of the property, estate and interest conveyed under the Deed of Trust.
(b)    Grantor’s Election to Treat a Primary Lease as Terminated. Grantor shall not without Beneficiary’s prior written consent elect to treat any Primary Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1). Any such election made without Beneficiary’s consent shall be void.

Addendum-5

(c)    Assignment of Claim for Damages. Grantor hereby unconditionally assigns, transfers and sets over to Beneficiary all of Grantor’s claims and rights to the payment of damages arising from any rejection by the landlord under each Primary Lease (i.e., the fee owner) under the Bankruptcy Code, 11 U.S.C. § 101, et seq. Beneficiary shall have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Primary Lease, including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the landlord under each Primary Lease under the Bankruptcy Code (individually a “Rejection Right or Remedy”). In the event that the Beneficiary elects not to file, prosecute or pursue any Rejection Right or Remedy, the Beneficiary shall give the Grantor notice of such election in sufficient time for the Grantor timely to file, prosecute or pursue such Rejection Right or Remedy. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by the Deed of Trust shall have been satisfied and discharged in full. Any amounts received by Beneficiary as damages arising out of the rejection of any Primary Lease as aforesaid shall be applied first to all costs and expenses of Beneficiary (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph, and then any remainder shall be applied in accordance with Section 10.2(d) of this Deed of Trust.
(d)    Disapproval of Rent Offset. If pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1)(B), Grantor shall seek to offset against the rent reserved in any Primary Lease the amount of any damages caused by the nonperformance by the landlord or lessor under such Primary Lease of any of such landlord’s or lessor’s obligations under such Primary Lease after the rejection by such landlord or lessor of such Primary Lease under the Bankruptcy Code, Grantor shall, prior to effecting such offset, notify Beneficiary of its intent so to do, setting forth the amounts proposed to be so offset and the basis therefor. Beneficiary shall have the right to object to all or any part of such offset, and, in the event of such objection, Grantor shall not effect any offset of the amounts so objected to by Beneficiary. If Beneficiary shall have failed to object as aforesaid within ten (10) days after notice from Grantor in accordance with the first sentence of this paragraph, Grantor may proceed to effect such offset in the amounts set forth in Grantor’s notice. Neither Beneficiary’s failure to object as aforesaid nor any objection or other communication between Beneficiary and Grantor relating to such offset shall constitute an approval of any such offset by Beneficiary. Grantor shall pay and protect Beneficiary, and indemnify and save Beneficiary harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, attorneys’ fees) arising from or relating to any offset by Grantor against the rent reserved in any Primary Lease.
(e)    Control of Litigation. If any action, proceeding, motion or notice shall be commenced or filed in respect of the landlord or lessor under any Primary Lease or any estate, interest or property conveyed by Grantor hereunder in connection with any

Addendum-6

case under the Bankruptcy Code, 11 U.S.C. § 101, et seq., Beneficiary shall have the option, to the exclusion of Grantor, exercisable upon notice from Beneficiary to Grantor, to conduct and control any such litigation with counsel of Beneficiary’s choice. Beneficiary may proceed in its own name or in the name of Grantor in connection with any such litigation, and Grantor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith. Grantor shall, upon demand, pay to Beneficiary all costs and expenses (including attorneys’ fees and charges) paid or incurred by Beneficiary in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Grantor as aforesaid shall be secured by the lien of the Deed of Trust and shall be added to the principal amount of the indebtedness secured hereby. In the event that Beneficiary elects not to conduct and control any such litigation, Beneficiary shall give Grantor notice of such election in sufficient time for Grantor to timely conduct and control such litigation. Without limiting the foregoing, Grantor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Primary Lease in any such case under the Bankruptcy Code without prior written notice to Beneficiary.
(f)    Notice of Filing of Petition by or Against the Landlord or Lessor Under any Primary Lease. Grantor shall, after obtaining knowledge thereof, promptly notify Beneficiary orally of any filing by or against the landlord or lessor under any Primary Lease of a petition under the Bankruptcy Code, 11 U.S.C. § 101, et seq., by telephonic notice to the location for Beneficiary stated herein for notice. Grantor shall thereafter forthwith give written notice of such filing to Beneficiary setting forth any information available to Grantor as to the date of such filing, the court in which such petition was filed and the relief sought therein. Grantor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Grantor in connection with any such petition and any proceedings relating thereto.
(g)    Beneficiary’s Assumption of a Primary Lease. If there shall be filed by or against Grantor a petition under the Bankruptcy Code, 11 U.S.C. § 101, et seq. and Grantor as tenant or lessee under any Primary Lease shall determine to reject such Primary Lease pursuant to Section 365(a) of the Bankruptcy Code, Grantor shall give Beneficiary not less than ten (10) days prior notice of the date on which Grantor shall apply to the Bankruptcy Court for authority to reject such Primary Lease. Beneficiary shall have the right, but not the obligation, to serve upon Grantor within such ten (10) day period a notice stating that (i) Beneficiary demands that Grantor assume and assign such Primary Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code and (ii) Beneficiary covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Primary Lease. If Beneficiary shall serve upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the applicable Primary Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given subject to the performance by Beneficiary of the covenant provided for in clause (ii) in the preceding sentence.

Addendum-7

(h)    Extension of Rejection Period. Effective upon the entry of an order for relief in respect of Grantor under the Bankruptcy Code, 11 U.S.C. § 101, et seq., Grantor hereby assigns and transfers to Beneficiary a nonexclusive right to apply to the Bankruptcy Court under Subsection 365(d) of the Bankruptcy Code for an order extending the period during which any Primary Lease may be rejected or assumed. The right assigned to Beneficiary under this Section 18(h) shall not limit, condition or act as a substitute for Grantor’s rights under Section 365(d) of the Bankruptcy Code.

(i)    Bankruptcy Code Defined. As used in the Deed of Trust (i) any reference to the “Bankruptcy Code” shall be a reference to Title 11 of the United States Code, as the same may be amended from time to time or any successor statute, and (ii) any reference to a specific section of Title 11 of the United States Code shall be a reference to such section, as the same may be amended from time to time or any successor statute.
17.Grant of Security Interest. As additional security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in all of Grantor’s rights and remedies at any time arising under or pursuant to Section 365(h) of Title 11 of the Bankruptcy Code, or under or pursuant to any other provision of the Bankruptcy Code, including, without limitation, all of Grantor’s rights to remain in possession of any portion of the Property that is subject to a Primary Lease.

Addendum-8

SCHEDULE LA-1
TO LEASEHOLD ADDENDUM TO DEED OF TRUST

(DESCRIPTION OF PRIMARY LEASES/LIST OF PRIMARY LEASE DOCUMENTS)

PERRY GROUND LEASE

1.Lease dated July 1, 1969 between Andrew Eugene Perry, Jr. as landlord, and The First National Bank of Denver, a national banking association, of Denver, Colorado, as tenant. Said Lease is recorded in Book 112 at Page 309 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of November 24, 1969.

2.    Perry Lease Assignment and Assumption dated January 25, 1973, in which The First National bank of Denver, a national banking association of Denver, Colorado, assigns to U.I.D.C.-Denver, Inc., a Colorado corporation, its interest in the Lease, and in which assignment the assignee assumes the obligations of the tenant. In such document Andrew Eugene Perry, Jr., as landlord, consents to such assignment and assumption Urban Investment and Development Co., a Delaware corporation, guarantees the performance by U.I.D.C.-Denver, Inc. to The First National Bank of Denver under the assignment and assumption. This document is recorded in Book 634 at Page 268 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 26 1973.

3.    First Amendment to Lease Agreement dated December 7, 1976, between Andrew Eugene Perry, Jr., as landlord, and U.I.D.C.-Denver, Inc., a Colorado corporation, as tenant, which includes the consent of The First National Bank of Denver dated January 18, 1977. This document is recorded in Book 1401 at Page 63 of the records of the Clerk and Recorder of the City and County of Denver Colorado, as of March 9, 1977.

4.    Perry Lease Partial Assignment and Assumption Agreement dated as of July 15, 1981, in which U.I.D.C.-Denver, Inc. partially assigns to Energy Center I Venture, a Colorado partnership, its interest in the lease and in which document the assignee assumes the obligations of the tenant as therein provided. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, are attached thereto. This document is recorded in Book 2422 at Page 96 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of July 30, 1981.

5.    Perry Lease Partial Assignment and Assumption Agreement dated as of July 15, 1981, in which U.I.D.C.-Denver, Inc. partially assigns to Energy Center III Venture, a Colorado partnership, and Denver Energy Center Hotel Partnership, a Colorado limited partnership its interest in the lease and in which document the assignees assume the obligation of the tenant as therein provided. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, are attached thereto This document is recorded in Book 2422 at Page 113 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of July 30, 1981.

Schedule LA-1-1

6.    The interests of Energy Center III Venture and Denver Energy Center Hotel Partnership as tenants under the Lease were subjected to condominium regime by Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center Denver Colorado dated as of July 15, 1981, and recorded on July 31, 1981, in Book 2422 at Page 558 of the records of the Clerk and Recorder of the City and County of Denver, Colorado and by Condominium Map recorded July 31 1981 in Condominium Book 19 at Page 66 of the records of the Clerk and Recorder of the City and County of Denver, Colorado pursuant to which two condominium units were established one unit tar office and retail use (the "Office Unit") and second unit for hotel and retail use (the "Hotel Unit")

7.    Deed dated January 4, 1982, in which Denver Energy Center hotel Partnership conveyed to Energy Center II Venture, a partnership, the Hotel Unit, including assignment of Denver Energy Center Hotel Partnership’s interest in the lease and assumption by Energy Center II Venture of the obligations of the tenant as therein provided. This Deed is recorded in Book 2510 at Page 428 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, were obtained.

8.    Perry Lease Partial Assignment and Assumption Agreement dated as of January 4, 1982, in which Energy Center I Venture, a Colorado partnership, assigns to City Center Associates, a joint venture, its interest in the lease and in which document the assignee assumes the obligations of the tenant as therein provided. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, are attached thereto This document is recorded in Book 2510 at Page 492 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982.

9.    Deed dated January 4, 1982, in which Energy Center III Venture, a Colorado partnership, conveys to City Center Associates, a joint venture, the Office Unit (including an assignment by Energy Center III Venture to City Center Associates of its interest in the lease and in which deed City Center Associates assumes the obligations of the tenant as therein provided). This Deed is recorded in Book 2510 at Page 505 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982 Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, were obtained.

10.    Deed dated January 4, 1982, in which Energy Center II Venture, a Colorado partnership, conveys to City Center Associates, a joint venture, the Hotel Unit (including an assignment by Energy Center II Venture to City Center Associates of its interest in the Lease and in which deed City Center Associates assumes the obligations of the tenant as therein provided). This Deed is recorded in Book 2510 at Page 514 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, were obtained.

11.    Deed dated as of January 1, 1986, in which U.I.D.C.-Miller Davis City C Venture, a Colorado general partnership, formerly a venturer in City Center Associates, a former

Schedule LA-1-2

Colorado joint venture, conveys to The Prudential Insurance Company of America, a New Jersey corporation, its interest in the lease. This Deed is recorded as Reception No. 026611 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of February 10, 1986. Consents of Andrew Eugene Perry, Jr. and The First National- Bank of Denver, a national banking association, were obtained.

12.    Special Warranty Deed dated as of June 30, 1995, from The Prudential Insurance Company of America, a New Jersey corporation, to Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and recorded on June 30, 1995, as Reception No. 9500076811 of the Records.

13.    Acknowledgement and Agreement Relating to Perry Lease Assignment and Assumption dated as of June 30, 1995, in which The Prudential Insurance Company of America partially assigns to Crescent Real Estate Equities Limited Partner, a Delaware limited partnership its interest. in the Lease. This document was recorded in the records of the Clerk and Recorder of the City and County of Denver, Colorado, on June 30, 1995 as Reception No. 9500076812. Consents of Andrew Eugene Perry, Jr. and First Interstate Bank of Denver. N.A., formerly The First National Bank of Denver, are attached thereto.

14.    Acknowledgement and Agreement Relating to Perry Lease Assignment and Assumption dated as of February 25, 2000, in which Crescent Real Estate Equities Limited Partnership assigns to Crescent Real Estate Funding IX, L.P., a Delaware limited partnership, its interest in the lease. This document was recorded in the records of the Clerk and Recorder of the City and County of Denver Colorado on May 17, 2000, as Reception No. 2000069460. Consents of Andrew Eugene Perry, Jr. and Wells Fargo Bank National Association, a national banking association, successor by merger to First Interstate Bank of Denver, N.A., formerly The First National Bank of Denver, are attached thereto.

15.    NOTE: Crescent Real Estate Funding IX, L.P. filed with the Secretary of State of Delaware on April 25, 2003, a Certificate of Conversion from Limited Partnership to Limited Liability Company pursuant to Section 18-214 of the Limited Liability Company Act converting Crescent Real Estate Funding IX, L.P. to Crescent 707 17th Street, LLC, a Delaware limited liability company, file no. 3179550.

16.    Documentation regarding the Estate of Andrew Perry, Jr., also known as A.E. Perry, Jr., and as Andrew Eugene Perry, Jr., Deceased (the "Estate") and Letters appointing Myrta Blanch Elliott as the Personal Representative of the Estate were filed with the District Court Jefferson County Colorado on September 24, 2001 under Case No. 01PRO906.

17.    Deed from the Estate conveying the interest in the property to the five residual beneficiaries thereof, Myrta Blanche Elliott, Perry Gilhooly, Windsor Graham, Rory Fallert and Richard Elliott (collectively the "Beneficiaries”). This Deed is recorded as Reception No. 2003099965 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of August 14, 2003.

Schedule LA-1-3

18.    Bargain and Sale Deeds from the Beneficiaries conveying their interests under the Lease to AKA Gene LLC Colorado limited liability company These Deeds were recorded on August 14, 2003, as Reception Nos. 2003099966, 2003099967, 2003099968, 2003099969 and 2003099971 of the records of the Clerk and Recorder of the City and County of Denver, Colorado.

19.    Special Warranty Deed, dated as of May 24, 2007, from Crescent 707 17th Street, LLC, a Delaware limited liability company, to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, and recorded on May 29, 2007, as Reception No. 2007083601.

20.    Acknowledgement and Agreement Relating to Perry Lease Assignment and Assumption as of May 24, 2007, in which Crescent 707 17th Street, LLC, a Delaware limited liability company, assigns to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, its interest in the lease, recorded at Reception No. 2007083604 on May 29, 2007.

21.    Acknowledgment and Agreement Relating to Perry Lease Assignment and Assumption in which WTCC City Center Investors V, L.L.C., a Delaware limited liability company assigns its interest in the lease to CHSP DENVER LLC, a Delaware limited liability company, recorded October 5, 2011 as Reception No. 2011 111576.

ENERGY CENTER GROUND LEASE

1.
Ground Lease and Sublease Agreement dated July 15, 1981, between Energy Center Venture, a Colorado partnership, as landlord, and Energy Center III Venture, a Colorado partnership, and Denver Energy Center Hotel Partnership, a Colorado limited partnership, as tenant.

2.
Assignment and Partial Assignment dated July 15, 1981, between U.I.D.C-Denver, Inc., a Colorado corporation, as assignor, and Energy Center III Venture, a Colorado partnership (as to an undivided 2/3rds interest) and Denver Energy Center Hotel Partnership, a Colorado limited partnership (as to an undivided 1/3rd interest), as assignees.

3.
Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center Denver Colorado dated July 15, 1981, between Denver Energy Center Hotel Partnership, a Colorado limited partnership, and Energy Center III Venture, a Colorado partnership.

4.	Assignment and Assumption Agreement dated January 4, 1982, between Energy Center I Venture, a Colorado partnership, as assignor, and City Center Associates, a joint venture, as assignee.

5.	Deed dated January 4, 1982, between Denver Energy Center Hotel Partnership, a Colorado limited partnership, as grantor, and Energy Center II Venture, a Colorado partnership, as grantee.

Schedule LA-1-4

6.	Deed dated January 4, 1982, between Energy Center II Venture, a Colorado partnership, as grantor, and City Center Associates, a joint venture, as grantee.

7.	Deed dated January 4, 1982, between Energy Center III Venture, a Colorado partnership, as grantor, and City Center Associates, a joint venture, as grantee.

8.	Assignment and Assumption Agreement, dated January 4, 1982, by and between Energy Center I Venture and City Center Associates, a joint venture.

9.
Deed dated January 1, 1986, between UIDC-Miller-Davis City Center Venture, formerly a venturer in City Center Associates, as grantor, and Prudential Insurance Company of America, a New Jersey corporation, as grantee.

10.	Deed dated as of June 30, 1995, from The Prudential Insurance Company of America, a New Jersey corporation, to Crescent Real Estate Equities Limited Partnership.

11.
Acknowledgment and Agreement Relating to Ground Lease Assignment and Assumption dated June 30, 1995, between The Prudential Insurance Company of America, a New Jersey corporation, and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

12.	Deed dated February 24, 2000, from Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, to Crescent Real Estate Funding IX, L.P., a Delaware limited partnership.

13.
Acknowledgment and Agreement Relating to Ground Lease Assignment and Assumption dated February 25, 2000, between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, as assignor, and Crescent Real Estate Funding IX, L.P., a Delaware limited partnership, as assignee.

14.	Landlord Estoppel Certificate dated June 22, 2000, from The Prudential Insurance Company to Crescent Real Estate Funding IX, L.P. and GMAC Commercial Mortgage Corporation.

15.	Master Declaration of Covenants Easements Rights and Restrictions recorded July 31, 1981.

16.
Deed recorded August 30, 2002, at Reception No. 2002151294, pursuant to which The Prudential Company of America, a New Jersey corporation, conveyed to Crescent Real Estate Funding VIII, a Delaware limited partnership, its interest, as Landlord, in the land covered by the lease.

17.
NOTE: Crescent Real Estate Funding IX, L.P. filed with the Secretary of State of Delaware on April 25, 2003, a Certificate of Conversion from Limited Partnership to Limited Liability Company pursuant to Section 18-214 of the Limited Liability Company Act converting Crescent Real Estate Funding IX, L.P. to Crescent 707 17th Street, LLC, a Delaware limited liability company, file no. 3179550.

Schedule LA-1-5

18.
Assignment of Subterranean Ground Lease recorded August 29, 2002 as Reception No. 2002151296, pursuant to which The Prudential Company of America, a New Jersey corporation, conveyed to Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership, its interest, as Landlord, in the lease.

19.
Special Warranty Deed, dated as of May 24, 2007, from Crescent 707 17th Street, LLC, a Delaware limited liability company, to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, and recorded on May 29, 2007, as Reception No. 2007083601.

20.
Acknowledgement and Agreement Relating to Ground Lease Assignment and Assumption as of May 24, 2007, in which Crescent 707 17th Street, LLC, a Delaware limited liability company, assigns to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, its interest in the lease, recorded at Reception No. 2007083603 on May 29, 2007.

21.
Acknowledgement and Agreement Relating to Ground Lease Assignment and Assumption as of October 3, 2011, which WTCC City Center Investors V, L.L.C., a Delaware limited liability company assigns its interest in the lease to Lessee, recorded at Reception No. 2011111578 on October 5, 2011.

PLETTNER GROUND LEASE

1.
Ground Lease Agreement, dated March 19, 1973, by and between Margaret Plettner Counter and Neil Horan, as Special Fiduciary in the Matter of the Testamentary Trust of Maude B. Plettner aka Maude Brown Plettner, Deceased, and in the Matter of the Testamentary Trust of Harry C. Brown aka H.C. Brown, Deceased, as Lessors, and U.I.D.C.-Denver, Inc., a Colorado corporation, as Lessee.

2.
Memorandum of Ground Lease Agreement dated March 19, 1973, by and between Margaret Plettner Counter and Neil Horan, as Special Fiduciary in the Matter of the Testamentary Trust of Maude B. Plettner aka Maude Brown Plettner, Deceased, and in the Matter of the Testamentary Trust of Harry C. Brown aka H.C. Brown, Deceased, as Lessors, and U.I.D.C.-Denver, Inc., a Colorado corporation, as Lessee, recorded on April 4, 1973, in Book 671 at Page 139 of the records of the Clerk and Recorder, City and County of Denver, State of Colorado.

3.
First Amendment to Ground Lease Agreement dated as of October 29, 1976, by and between Margaret Plettner Counter, The First National Bank of Denver, a National Banking Association, as Trustee under the Last Will and Testament of Harry C. Brown aka H.C. Brown, The First National Bank of Denver, a National Banking Association, as Trustee under the Last Will and Testament of Maude B. Plettner aka Maude Brown Plettner, Deceased, as Lessors, and U.I.D.C.- Denver, Inc., a Colorado corporation, as Lessee, recorded February 8, 1977, in Book 1387 at Page 426 of the records of the Clerk and Recorder, City and County of Denver, State of Colorado.

Schedule LA-1-6

4.	Letter dated October 4, 1990 from The Prudential Insurance Company of America to Margaret Plettner Counter and Douglas C. Boyd.

5.
Partial Assignment and Assumption Agreement dated as of July 15, 1981, in which U.I.D.C.- Denver, Inc. partially assigns to Energy Center I Venture, a Colorado partnership, its interest in the lease and in which document the Assignee assumes the obligations of the Lessee as therein provided. This document is recorded in Book 2422 at Page 103 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of July 30, 1981.

6.
Partial Assignment and Assumption Agreement in which U.I.D.C-Denver, Inc. partially assigns to Energy Center III Venture, a Colorado partnership, and Denver Energy Center Hotel Partnership, a Colorado limited partnership, its interest in the lease and in which document the Assignees assume the obligations of the Lessee as therein provided. This document is recorded in Book 2422 at Page 121 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of July 30 1981.

7.
The interests of Energy Center III Venture and Denver Energy Center Hotel Partnership as Tenants under the Lease were subjected to condominium regime by Condominium Declaration for Arco Tower and Marriott Hotel Complex at City Center, Denver, Colorado, dated as of July 15, 1981, and recorded on July 31, 1981, in Book 2422 at Page 558 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, and by Condominium Map recorded July 31, 1981, in Condominium Book 19 at Page 66 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, pursuant to which two condominium units were established one unit for office and retail use (the “Office Unit”) and second unit for hotel and retail use (the “Hotel Unit”).

8.
Deed dated January 4, 1982, in which Denver Energy Center Hotel Partnership conveyed to Energy Center II Venture, a partnership, the Hotel Unit, including assignment of Denver Energy Center Hotel Partnership’s interest in the lease and assumption by Energy Center II Venture of the obligations of the tenant as therein provided. This Deed is recorded in Book 2510 at Page 428 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982.

9.
Partial Assignment and Assumption Agreement dated as of January 4, 1982, in which Energy Center I Venture, a Colorado partnership, assigns to City Center Associates, a joint venture, its interest in the lease and in which document the Assignee assumes the obligations of the Tenant as therein provided. This document is recorded in Book 2510 at Page 480 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 1982.

10.	Deed dated January 4, 1982, in which Energy Center III Venture, a Colorado partnership, conveys to City Center Associates, a joint venture, the Office Unit

Schedule LA-1-7

(including an assignment by Energy Center III Venture to City Center Associates of its interest in the lease and in which deed City Center Associates assumes the obligations of the tenant as therein provided). This Deed is recorded in Book 2510 at Page 505 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982 Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, were obtained.

11.
Deed dated January 4, 1982, in which Energy Center II Venture, a Colorado partnership, conveys to City Center Associates, a joint venture, the Hotel Unit (including an assignment by Energy Center II Venture to City Center Associates of its interest in the Lease and in which deed City Center Associates assumes the obligations of the tenant as therein provided). This Deed is recorded in Book 2510 at Page 514 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of January 6, 1982. Consents of Andrew Eugene Perry, Jr. and The First National Bank of Denver, a national banking association, were obtained.

12.
Deed dated as of January 1, 1986, in which UIDC-Miller-Davis City Center Venture, a Colorado general partnership, formerly venturer in City Center Associates, a former Colorado joint venture, conveys to The Prudential Insurance Company of America, a New Jersey corporation, its interest in the lease. This Deed is recorded as Reception No. 026611 of the records of the Clerk and Recorder of the City and County of Denver, Colorado, as of February 10, 1986. Consents of Andrew Eugene Perry, Jr. and The First National- Bank of Denver, a national banking association, were obtained.

13.
Special Warranty Deed dated as of June 30, 1995, from The Prudential Insurance Company of America, a New Jersey corporation, to Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and recorded on June 30, 1995, as Reception No. 9500076811 of the Records.

14.
Acknowledgement and Agreement Relating to Plettner Lease Assignment and Assumption as of June 30, 1995, in which The Prudential Insurance Company of America Inc. partially assigns to Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, its interest in the lease, recorded at Reception No. 9500076813 on June 30, 1995.

15.
Acknowledgement and Agreement Relating to Plettner Lease Assignment and Assumption as of February 25, 2000, in which Crescent Real Estate Equities Limited Partnership assigns to Crescent Real Estate Funding IX, L.P., a Delaware limited partnership, its interest in the lease, recorded at Reception No. 2000069461 on May 17, 2000.

16.
NOTE: Crescent Real Estate Funding IX, L.P. filed with the Secretary of State of Delaware on April 25, 2003, a Certificate of Conversion from Limited Partnership to Limited Liability Company pursuant to Section 18-214 of the Limited Liability

Schedule LA-1-8

Company Act converting Crescent Real Estate Funding IX, L.P. to Crescent 707 17th Street, LLC, a Delaware limited liability company, file no. 3179550.

17.
Special Warranty Deed, dated as of May 24, 2007, from Crescent 707 17th Street, LLC, a Delaware limited liability company, to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, and recorded on May 29, 2007, as Reception No. 2007083601.

18.
Acknowledgement and Agreement Relating to Plettner Lease Assignment and Assumption as of May 24, 2007, in which Crescent 707 17th Street, LLC, a Delaware limited liability company, assigns to WTCC City Center Investors V, L.L.C., a Delaware limited liability company, its interest in the lease, recorded at Reception No. 2007083602 on May 29, 2007.

19.
Acknowledgement and Agreement Relating to Plettner Lease Assignment and Assumption in which WTCC City Center Investors V, L.L.C., a Delaware limited liability company assigns its interest in the lease to CHSP DENVER LLC, a Delaware limited liability company, recorded October 5, 2011 at Reception No. 2011111577.

Schedule LA-1-9